Exhibit 10.9

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY […***…].

China Blade Factory

Supply Agreement

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (“Agreement”) is entered into as of January 1, 2007 (“Effective Date”), by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE ENERGY BUSINESS, having a principal place of business at 4200 Wildwood Parkway, Atlanta, GA 30339 (“GEE” or “Buyer”), and TPI China, LLC, a Delaware limited liability company, having a principal place of business at 373 Market Street, Warren, RI 02885 (“Seller”).

1.	BUYER PURCHASES

(a) Buyer or any of its “Affiliates” (defined below) may purchase any or all of the wind turbine blades (“Components”) listed in Appendix 2 during the Term of this Agreement at the prices agreed to in this Agreement. “Affiliate” with respect to either Buyer or Seller means any entity, including without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with either Buyer or Seller, as applicable; provided, however, that a fifty percent (50%) or less owned entity shall not be deemed an Affiliate of Seller. All purchases under this Agreement are subject to issuance of firm purchase orders (“POs” or “Orders”) by Buyer pursuant to GEE’s Standard Terms of Purchase (the “GEE Purchase Terms”), incorporated by reference as Appendix 3, and any agreed updates, changes and modifications to the same. All POs, acceptances and other writings or electronic communications between the parties shall be governed by this Agreement. In case of conflict, the following order of precedence will prevail: a) this Supply Agreement; b) Supply Agreement Attachments; c) individual POs; and d) drawings, specifications and related documents specifically incorporated herein by reference.

(b) (i) Buyer will deliver to Seller the Annual Purchase Forecast for the following calendar year. Within twenty-one (21) days of receipt of the Annual Purchase Forecast, Seller will deliver to Buyer a current [...***...] for each Component model included in the Annual Purchase Forecast and Price Schedules as set forth in Appendix 2 for the following calendar year. The delivery of Components in a given calendar year during the Term is subject to Buyer delivering to Seller, on or before October 31 of the prior calendar year, POs for its entire forecasted purchase from Seller of Components for such given calendar year (the “October Orders”). Buyer agrees that, to the extent practicable, delivery dates requested in POs will be dates that create a ratable delivery schedule for the Components over the course of a year measured on a weekly basis. Subject to Seller being able to meet the established quality, technical, volume and qualification requirements for Components, starting in 2008 Buyer shall order and purchase a minimum number of Components equal to at least 50% of the Planned Capacity level in each remaining year of the Term.

(ii) In addition to the October Orders, Seller shall accept Orders that increase the Production Facility’s utilization up to the Planned Capacity level, provided that delivery schedules in such cases shall be set by Seller so that (A) in circumstances in which utilization is increased up to the next 25% level, Seller shall have up to seventy-five (75) days to increase the line rate to the required utilization level, and (B) in circumstances in which utilization is increased beyond the next 25% level, Seller shall have up to one hundred five (105) days to increase the line rate to the required utilization level. For purposes of this Agreement, line rate shall be measured by reference to the average output of completed Components over a period of

1

five (5) production days.

(iii) With respect to any given calendar year after October Orders have been accepted for such year, if Buyer’s additional Orders increase the utilization of the Production Facility to the second 25% increment, then for 9 months following the end of the permitted ramp-up period, Buyer shall be obligated to purchase from Seller enough Components to provide for utilization at such higher level.

(iv) With respect to any given calendar year after October Orders have been accepted for such year, if Buyer’s additional Orders increase the utilization of the Production Facility beyond the next 25% increment, then for 12 months following the end of the permitted ramp-up period (any such 9 or 12 month period herein referred to as a “Volume Guarantee Period”), Buyer shall be obligated to purchase from Seller enough Components to provide for utilization at such higher level.

(v) Provided that a Volume Guarantee Period is not in effect, once in any calendar year Buyer may reduce the quantity of Components purchased under the October Orders or otherwise under this Section 1(b) to the next lower 25% increment of utilization of Planned Capacity; Seller shall have up to ninety (90) days after written notification of such decrease from Buyer to reduce the line rate to the new required level. Buyer may not reduce the quantity of Components purchased under the October Orders or otherwise under this Section 1(b) to a level lower than the next lower 25% increment.

(c) The purchase commitment for the Term of the Agreement is further dependent on the Seller’s continuing ability to meet the agreed to delivery, quality, technical and qualification requirements. Starting 14 days after the Seller’s confirmed delivery date, Buyer may reduce the purchase commitment without liability to Buyer upon schedule slip for: (i) qualification or (ii) from any shipment/delivery dates on POs.

(d) Seller shall be obligated to sell to Buyer, in accordance with the terms of this Agreement, the volume of Components equal to the October Orders applicable to such year. Notwithstanding any provision of this Agreement or the GEE Purchase Terms, in calendar year 2008, Buyer shall purchase from Seller, and Seller shall be obligated to sell to Buyer, [...***...] specified in Buyer’s drawing number [...***...] specified in [...***...], all in accordance with the pricing provisions of this Agreement and subject to delivery dates to be mutually agreed upon by Buyer and Seller.

(e) Seller covenants and agrees to possess and maintain the necessary capacity, machinery, personnel and resources to sell to Buyer at least the volume of Components equal to the Planned Capacity level. During the term of this Agreement, Seller shall not enter into any contracts that materially interfere or disrupt the guaranteed capacity as defined above.

(f) Buyer shall not have any obligations, or responsibility to make any purchases or payments, as the case may be, pursuant to this Agreement in the event and to the extent Seller is unable, unwilling or incapable of accepting, performing or completing any PO from Buyer for Components, including, without limitation, due to excused or unexcused performance by Seller under any PO issued pursuant to this Agreement, default or other non-compliance by Seller of its obligations under this Agreement. The purchase commitment for the Term of this Agreement shall be reduced in an amount equal to the number of Components that the Seller is unable, unwilling or incapable of accepting, performing or completing.

2

(g) Except for Buyer’s obligations pursuant to this Section 1, this Agreement does not create any commitment by or obligation upon Buyer to place any minimum percentage or volume of its requirements for Components with Seller. Subject to the other provisions of this Agreement, Buyer may terminate this Agreement prior to the stated term without liability in the event of any breach by Seller of the terms of this Agreement and as otherwise provided pursuant to the terms of this Agreement, including its attachments. In such event, except as set forth in the other provisions of this Agreement, Buyer shall no longer have any liability for the purchase commitment and shall exercise its rights in accordance with the GEE Purchase Terms set forth in Appendix 3.

2.	PRICES AND PAYMENT

(a) Pricing shall be as stated in Appendix 2, Price Schedules, and shall remain firm for the term of such Price Schedules. No extra charges of any kind will be allowed unless specifically agreed in writing by Buyer. Unless otherwise stated on the face of the Purchase Order, payment terms are [...***...] from the Payment Start Date (defined below). The Payment Start Date is the later of the required date identified on the Purchase Order, the received date of the goods or services in Buyer’s receiving system, or the date of receipt of valid invoice by Buyer. The received date of the goods in Buyer’s receiving system shall occur as set forth in Section 2 “Prices and Payments” of Appendix 3. All payments due from Buyer and not paid [...***...] the Payment Start Date will accrue interest at the rate of [...***...]; such interest will be simple interest, calculated for each day elapsed in a given month.

(b) (i) Price Schedules will be issued by Seller [...***...] and, except as set forth below, remain firm for such production year until the issuance of the next October Orders by Buyer. The price per Component produced during a calendar year will be stated in the Price Schedules.

(ii) In circumstances in which Section l(b)(iii) applies, Price Schedules as set forth in Appendix 2, shall be [...***...] at such time that the Seller achieves the required line rate for the new utilization level.

(iii) In circumstances in which Section l(b)(iv) applies, Price Schedules shall be [...***...] at such time that the Seller achieves the required line rate for the new utilization level.

(iv) In circumstances in which Section 1 (b)(v) applies and Seller has been notified in writing of Buyer’s reduction of the volume of components ordered Price Schedules for all Components delivered in such year shall [...***...] at such time that the Seller reduces production to the required line rate for the new utilization level.

(v) If in placing the October Orders Buyer [...***...] in Section l(b)(i), Price Schedules for all Components delivered in the year corresponding to the October Orders [...***...]. If Buyer places no Orders for any given year, Buyer shall pay to Seller on a quarterly basis, by the end of each quarter in such calendar year, [...***...]

3

assuming that the Components that would have been manufactured in such year would be the same Components that were manufactured in the immediately preceding year.

(c) Seller will invoice Buyer promptly after the delivery of Components to the Storage Facility. Payments will be in Renminbi of the People’s Republic of China (RMB), Euros (EUR) or U.S. dollars (USD), in each case as set forth in the PO and to an account designated by Seller. The parties currently anticipate that most of the Orders hereunder shall be denominated in RMB and that Price Schedules shall be denominated in RMB. For purposes of this Agreement and any PO, each year between April 1 and April 30, and between October 1 and October 30, Buyer and Seller will review the pricing relative to the USD and EUR rates and make adjustments if necessary. Adjustments to prices will only be made based on currency changes as described below. Pricing is established using the exchange rate between USD and RMB of [...***...] and [...***...] USD/RMB and EUR and RMB [...***...] and [...***...] EUR/RMB. As long as the rates stay in these ranges, no change to prices will be made. The average exchange rate will be the average daily exchange rate calculated using values posted each business day by the Federal Reserve Bank of New York for the USD, and by the European Central Bank for the EUR for the six months preceding October 1st and April 1st. If the average daily exchange rate for USD is outside the [...***...] and [...***...] band, then a new price will be calculated. The price will be adjusted by [...***...] of the effect of the difference between [...***...] and the six month average. If the average daily exchange rate for EUR is outside the [...***...] and [...***...] band, then a new price will be calculated. The price will be adjusted by [...***...] of the effect of the difference between [...***...] and the six month average. Any USD or EUR rate pricing adjustment will be transferred to the price level for shipments starting six months after the May 1st and November 1st following the exchange rate review, respectively.

3.	TERM AND TERMINATION

(a) Unless extended or unless terminated under this Section 3, this Agreement will remain in effect until December 31, 2014 (the “Term”).

(b) After [...***...], Buyer may terminate this Agreement at any time without cause by giving [...***...] Seller, provided that Buyer shall: (i) pay to Seller in one lump sum the applicable termination for convenience premium set forth in Appendix 4; [...***...] any outstanding Advance, after which the Advance shall be deemed to have been paid in full. Seller waives all termination claims not specifically reserved in this Agreement.

(c) Either party may terminate this Agreement if the other party commits a material breach of this Agreement that remains uncured thirty (30) days after written notice detailing such breach is delivered to such breaching party, including but not limited to Seller’s failure to timely repay the Advance. In the event Buyer terminates this Agreement due to Seller’s material breach, Buyer may terminate this Agreement, in whole or in part, including any or all POs issued hereunder, without liability consistent with the foregoing and the rights set forth in Section 11 of the GEE Purchase Terms, attached as Appendix 3. Any failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted shall not be deemed a material breach of this Agreement [...***...] after such due date. In the event that Buyer provides notice of a material breach to Seller for late delivery of components, Seller will deliver to Buyer a written plan for the remediation of the material breach, for late delivery (“Late Delivery Remediation Plan”) which will include a date by which Seller plans to fully remediate such material breach (the “Late Delivery Remediation Target

4

Date”). In the case of a failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted that continues for [...***...], such Late Delivery Remediation Target Date shall be [...***...]. Buyer must then accept or reject Seller’s Late Delivery Remediation Plan in writing. If Buyer accepts Seller’s Late Delivery Remediation Plan, Buyer’s right to terminate this Agreement and/or recover damages with respect to the material breach for late delivery will be tolled until the Remediation Target Date; and if actual, full remediation of the material breach for late delivery is achieved, then Buyer’s right to terminate this Agreement and/or recover damages with respect to such material breach shall terminate. If Buyer rejects Seller’s Late Delivery Remediation Plan, the parties must then undertake to resolve the breach and any related conflict pursuant to the conflict resolution procedures of this Agreement, which will toll Buyer’s right to terminate this Agreement and/or recover damages with respect to the material breach until completion of the conflict resolution procedures. If Buyer does not respond to Seller’s Late Delivery Remediation Plan within ten (10) days of its proposal, Buyer will be deemed to have accepted Seller’s Late Delivery Remediation Plan. In the case of a failure by Seller to deliver Components to the Storage Facility in accordance with the schedule identified at the time a PO is accepted that continues for [...***...], if Seller fails to fully remediate its failure to deliver Components by the Late Delivery Remediation Target Date, then [...***...], the Buyer may elect in a writing delivered to Seller to terminate this Agreement.

(d) Upon termination of this Agreement for any reason, each party agrees to return to the other all confidential information belonging to such party or any Affiliate of such party, and Seller agrees to return to Buyer all Buyer-owned tooling, test equipment and other property. Buyer will bear all usual and reasonable costs of the return of such tooling, test equipment and property. Such returned tooling, test equipment and property must be fully functional and undamaged, except for reasonable wear, otherwise Seller shall bear all costs associated with repair or replacement.

(e) Intentionally deleted.

(f) All provisions or obligations contained in this Agreement, which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of the Agreement will survive and remain binding upon and for the benefit of the parties, their successors (including without limitation successors by merger) and permitted assigns including, without limitation, Buyer’s obligation to make any payment of any amounts owed on or prior to the date of termination or expiration and Sections 9 and 16 of the Supply Agreement and Sections 4, 5, 8, 9,12, 15, 16, 17, 22 and 25 of Appendix 3.

5

4.	NOTICES

All notices under this Agreement shall be deemed to have been effectively given when sent by facsimile or mailed via certified mail return receipt requested, properly addressed to the other party at the address below or at such other address as the party has designated in writing.

Buyer:	Seller
ATTN	ATTN:
[...***...]	[...***...]
GE Energy Wind	Chief Financial Officer
300 Garlington Road	TPI China, LLC
P.O. Box 648, Room 236	P.O. Box 367
Greenville, SC 29602	373 Market Street
Warren, RI 02885-0367

[...***...]	[...***...]
[...***...]	[...***...]

With a copy to:	With a copy to:
GE Energy	Goodwin Procter LLP
4200 Wildwood Parkway	Exchange Place
Atlanta, GA 30339	Boston, MA 02109
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

and

[...***...]
[...***...]
[...***...]

6

5.	TOOLING

(a) For the purposes of this Agreement, the term “Seller Provided Tooling” shall mean all of the molds, including the associated plugs and fixtures (collectively the “Molds”), and any other tools or capital equipment identified on Appendix 5 of this Agreement. In consideration for the Seller Provided Tooling, Buyer shall pay Seller an amount equal to [...***...], said sum representing the purchase price for all of the Seller Provided Tooling in progress payments as set forth below within [...***...] of being invoiced by the Seller for such amounts; provided the Seller has completed sufficient progress on such Tooling as determined in Buyer’s reasonable discretion.

Tooling Identification	Progress Payment Invoice Amount	Invoice Date
[...***...]	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]
	[...***...]	[...***...]

Upon completion of each Mold and acceptance by Buyer, Seller warrants that title in such Mold and/or Seller Provided Tooling shall automatically transfer to Buyer free and clear of any of and all liens, claims and encumbrances per the following schedule:

Mold Completion Schedule	Date
[...***...]	[...***...]

[...***...]	[...***...]

[...***...]	[...***...]

[...***...]	[...***...]

At any time after title transfer to Buyer or complete payment by Buyer to Seller of any piece of Seller Provided Tooling, Seller shall, upon request from Buyer, execute and deliver to Buyer such bills of sale, instruments of conveyance, certificates or other documentation and take such

7

other actions as Buyer may reasonably request in order to confirm and complete transfer ownership of such Seller Provided Tooling from Seller to Buyer.

In addition, Buyer may provide to Seller tooling, tools or capital equipment determined by Buyer and Seller to be suitable for use in the Production Facility and Storage Facility (“Buyer Provided Tooling”). The Buyer Provided Tooling and the Seller Provided Tooling are collectively referred to herein as the “Tooling”. Buyer will pay all shipping, transport costs, duties, value added taxes and any other applicable taxes with respect to relocating all Tooling and installing it at the Production Facility. The Buyer Provided Tooling is and shall be at all times the sole and exclusive property of Buyer.

(b) Upon any of the Tooling reaching the end of its useful life and assuming that such Tooling is still necessary for the production or transportation of the Components, Buyer will repair or replace such Tooling at its sole cost and expense.

(c) Without the prior written consent of Buyer, Seller shall not: (i) substitute any Tooling for Buyer’s POs, (ii) dispose of, change or move the Tooling from its stated location, or (iii) use the Tooling for any purpose other than to satisfy POs placed by Buyer.

(d) Seller shall conspicuously identify and label each piece of Tooling and, whenever practical, each individual item thereof, as the property of Buyer and shall safely store the Tooling separate and apart from Seller’s property to the extent practicable.

(e) Seller shall keep the Tooling in a good and safe working condition at its own cost and expense, in its own custody at its place of business, and at all times shall exercise reasonable care and control in using and maintaining the Tooling so that upon return to Buyer, the Tooling shall be in as good of a working order and in as good of a condition as it was upon delivery, except for reasonable wear and tear consistent with the Tooling’s intended use during its projected useful life, which for Molds, excluding any associated plugs, is 333 sets of wind turbine blades). Buyer may enter the premises of Seller at any reasonable time to conduct a physical inventory of the Tooling.

(f) Seller will inspect the Tooling prior to use and will train and supervise its employees in the proper and safe operation of the Tooling. Further, subject to the GEE Purchase Terms, Seller shall release, defend, hold harmless and indemnify Buyer, its directors, officers, employees, agents representatives, successors and assigns from any and all claims, demands, losses, judgments, damages, costs, expenses or liabilities arising from any negligent act or omission of Seller related to the Tooling while it is in Seller’s care, custody and/or control.

(g) The Tooling, while in Seller’s care, custody and/or control, shall be: (i) held at Seller’s risk and (ii) kept insured by Seller: (x) at Seller’s expense with loss payable to Buyer in an amount equal to the replacement cost and (y) against loss or damage by fire, flood and other common perils by an insurance company acceptable to Buyer. Seller shall deliver proof of such insurance to Buyer within thirty (30) days after all such Tooling has been installed at the Production Facility and Storage Facility.

(h) The Tooling shall be subject to removal at Buyer’s written request (provided, however, that Buyer shall not interfere with Seller’s ability to perform its obligations under any PO by removing any Tooling), in which event Seller shall prepare the Tooling for shipment and shall redeliver such Tooling to Buyer in the same condition as originally received (except for reasonable wear and tear consistent with the Tooling’s intended use during its projected useful life, which for Molds, excluding any associated plugs, is

333 sets of wind turbine blades);

8

otherwise, Seller shall bear all costs associated with repair or replacement of the Tooling. Buyer will bear all usual and reasonable costs of the return of the Tooling.

6.	COMPLIANCE AND CHOICE OF LAW

Seller represents and warrants that it will comply with all material laws applicable to this Agreement, and acknowledges that it has received, reviewed and agrees to follow the GE Energy Integrity Guided for Suppliers, Contractors and Consultants set forth in Appendix 6. This Agreement shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Agreement that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York. All rights of the parties are as set forth in this Agreement.

7.	ASSIGNMENT, WAIVER AND SURVIVAL

Buyer may assign this Agreement to any of its Affiliates. Because performance of this PO is specific to Seller, except in connection with a Change of Control, Seller may assign this Agreement only upon Buyer’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that, without Buyer’s prior written consent, Seller may assign this Agreement and any POs to a wholly foreign-owned enterprise established by Seller in the People’s Republic of China for the purpose of manufacturing Buyer’s Components. No claim or right arising out of a breach of this Agreement shall be discharged in whole or part by waiver or renunciation unless such waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. No failure by either party to enforce any rights hereunder shall be construed a waiver. All parts of this Agreement relating to liability and its limitations, warranties, indemnities and confidentiality shall survive expiration and termination of this Agreement.

8.	ENTIRE AGREEMENT

This instrument, with such documents expressly incorporated by reference, is intended as a complete, exclusive and final expression of the parties’ agreement with respect to such terms as are included herein. There are no representations, understandings or agreements, written or oral, which are not included herein. This Agreement may be executed in one or more counterparts in facsimile or other written form, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

9.	ADVANCE

(a) In order for the Seller to meet Buyer’s demand for Components, Seller is required to invest in the Production Facility and the Storage Facility and make other investments in capital equipment and inventory related to the production of the Components. Seller has agreed to provide [...***...] in a series of transactions with the first installment occurring on or before October 1, 2007. In addition, Buyer has agreed to make [...***...] (collectively, the “Advance”); provided that Buyer’s providing such Advance is expressly conditioned on Seller’s compliance with Section 9(h). Buyer will provide Seller with the Advance per the following schedule:

9

DESCRIPTION	AMOUNT	DATE
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Notwithstanding the foregoing, the Advance shall only be payable by GE on the dates set forth above provided that Buyer determines in its reasonable discretion, acting in good faith, that Seller is utilizing the Advance directly and exclusively for [...***...] the Production and Storage Facilities related to the production of the Components. If GE determines otherwise, GE shall be entitled to terminate the Agreement for Seller’s material breach. No interest will accrue on the Advance. The Parties have agreed that the Advance shall be repaid to Buyer in cash via wire transfer per the following schedule:

DESCRIPTION	AMOUNT	DATE
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

Buyer shall approve the Seller’s utilization of the Advance money on a case by case basis in writing by approving each individual purchase and expenditure that [...***...] that is made with the Advance, provided however, that such approval shall not be unreasonably withheld, delayed or conditioned, and provided, further that Buyer’s approval shall be deemed to automatically have been provided to Seller if Buyer fails to respond within fourteen (14) calendar days in writing to Seller’s request for approval. All payments due from Seller pursuant to this Section 9(a) and not paid within seven (7) days after the due date for such payment will accrue interest at the rate of the lesser of 1.0% per month or the maximum amount allowed by law; such interest will be simple interest, calculated for each day elapsed in a given month. Seller may repay the Advance in full or in part at any time without penalty or premium.

(b) The obligation of Seller to fully repay the Advance as set forth in Section 9(a) shall not be reduced or discharged by any alteration in the relationship between Seller and Buyer, or by any forbearance or indulgence by Buyer towards Seller, whether as to payment, time, performance or otherwise. Seller agrees to make any payment due hereunder or that becomes payable for the Advance without set-off or counterclaim, and without any legal formality such as protest or notice being necessary, and waives all privileges or rights which it may have (other

10

than payment), including any right to require Buyer to claim payment or to exhaust remedies against any other person or entity.

(c) Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Advance shall become immediately due and repayable to Buyer on demand in the event that: (i) Seller is unable to meet its material obligations to third parties other than Buyer as they mature and after the expiration of any cure periods related to any defaults and after giving effect to any applicable waivers, (ii) if any proceeding under the bankruptcy or insolvency laws is brought by or against Seller, and, in the event of any involuntary proceeding, such proceeding shall remain undismissed, unstayed or unbonded for 60 days, (iii) a receiver for Seller is appointed or applied for, (iv) an assignment for the benefit of creditors is made by Seller, or (v) Buyer reasonably determines based upon objective, demonstrated evidence that the prospect of Seller’s repayment of the Advance is impaired; provided, however, that (A) the condition(s) on which Buyer bases its determination remains uncured for thirty (30) days after written notice detailing such condition(s) is delivered to the Seller, and (B) Buyer’s right to repayment on demand under this sub-Section 9(c)(v) shall not apply in any instance in which Buyer’s failure to meet its payment obligations under Section 2(a) or a Force Majeure Event (as defined below) has adversely affected Seller’s manufacturing capabilities of the Components at the Production Facility.

(d) Time is of the essence hereof. Notwithstanding any other provision of this Agreement, any outstanding balance of any of the Advance shall become immediately due and shall be repayable on demand in the event Seller is: (i) in material breach or default of its obligations under this Agreement and fails to remedy such breach of default within thirty (30) days after receipt of written notice from Buyer to cure such default and Buyer terminates the Agreement based on such breach; (ii) in material breach or default under any of the Orders placed under this Agreement and fails to cure such default within the time periods set forth in such Orders and Buyer terminates the Agreement based on such breach; or (iii) Buyer otherwise terminates this Agreement in accordance with its terms. Seller hereby waives presentment, demand for payment, notice of non-payment, protest, notice of protest, notice of dishonor and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting any amount of the Advance and agrees to pay (if permitted by law) all expenses incurred by Buyer in collection of the Advance, including Buyer’s reasonable attorneys’ fees. Section 9(c) shall take precedence over Section 9(d) in the event of any conflict or overlap between such sections.

(e) GE shall be entitled to set-off any amount owing at any time from Seller to Buyer, its subsidiaries or affiliates, under this Agreement or any other agreement or order, including the obligations of Seller hereunder, against any amount payable at any time by Buyer to Seller.

(f) Seller shall be responsible for any sovereign, state, local, sales, use, value added any other taxes, fees or assessments arising out of or related to the Advance provided by Buyer to Seller. Buyer shall have no obligation to fund or provide Seller with any additional advance monies in excess of or in addition to the Advance. Prepayments or credits granted by Seller to Buyer in payment of Seller’s obligations under this Section 9 shall be made net of any taxes or deductions, it being Seller’s obligation to make such additional payments or granting such additional credits to Buyer so that Buyer receives the same amounts it would have received in the absence of any such tax or deduction.

(g) Seller shall maintain customary records concerning the Advance (the “Advance Payments File”) until repayment in full of all of the Advance. Subject to reasonable notice from Buyer, Seller shall permit Buyer’s representatives to review such Advance Payments File each January

11

during the term of this Agreement or until the repayment in full of the Advance. The Advance Payments File shall include at a minimum: (i) validation of all Advance payments repaid to Buyer; (ii) the total amount of any outstanding Advance not repaid to Buyer; and (iii) utilization of the Advance by Seller. In addition, at Buyer’s sole discretion, Buyer may require a yearly written certification signed by Buyer and Seller personnel confirming the outstanding balance of the Advance.

(h) As security for Seller’s payment of the Advance as set forth herein, Seller is required to provide Buyer with a limited guaranty (the “Guaranty”) from its parent company, LCSI Holding, Inc. (“LCSI”), guaranteeing Seller’s obligation to repay the Advance as set forth in this Agreement, which Guaranty will be secured by LCSI’s pledge of its membership interest in Seller as set forth in the Membership Interest Pledge Agreement attached as Exhibit 13 and provide that the sole remedy under the Guaranty is for Buyer to exercise its rights and remedies against the Collateral (as defined under the Membership Interest Pledge Agreement). The Guaranty is attached to this Agreement as Exhibit 12.

(i) Until repayment in full of all of the Advance, Seller covenants that it will not sell, transfer or create any lien or encumbrance on, or take any action that materially impairs the value of, any of its material assets related to the production of the Components, including but not limited to, any capital equipment, inventory, work in progress, the Production and Storage Facilities or the land rights pertaining to the Production and Storage Facilities (the “Assets”), except with respect to (i) any inventory sold or otherwise transferred in the normal course of Seller’s business, (ii) the sale, transfer or disposal of obsolete equipment, (iii) any purchase money security interest associated with capital equipment located at the Production Facility or the Storage Facility, and (iv) up to approximately [...***...] in debt financing from a senior lender (the “Debt Financing”). In addition, (a) Seller agrees that Buyer shall have a first priority lien on and security interest in the Collateral (as defined in the Membership Interest Pledge Agreement), and (b) Seller agrees to use its best efforts to facilitate a good faith negotiation between Buyer and such lender to reach a mutually acceptable inter-creditor agreement related to the lender’s and Buyer’s respective rights and interests in the Assets and the Collateral.

(j) In the event that Seller does not timely repay the Advance as set forth herein and Buyer is entitled to exercise its rights under the Membership Interest Pledge Agreement attached as Exhibit 13, Seller will fully cooperate with any due diligence Buyer undertakes with regard to the Assets prior to exercising its rights under such Membership Interest Pledge Agreement, including providing Buyer with full access to and information about such Assets.

(k) From the date of the first payment by the Buyer to the Seller of the Advance until the Advance has been fully repaid to Buyer (the “Draw Down Period”), Seller will provide to Buyer within fifteen (15) days after the end of each calendar quarter a report of the Seller’s cash flow in a format consistent with Appendix 14 (“Seller Asset Statement”) as of the end of such calendar quarter.

(l) During the Draw Down Period, Seller shall not exceed the Total Asset Gap identified on the Appendix 14 of this Agreement by [...***...] at the end of each quarter. After January 1, 2009, the Total Asset Gap [...***...].

(m) During the Draw Down Period, if at the end of any calendar quarter Seller fails to comply with Section 9(1), then Buyer may (i) terminate the Agreement for Seller’s material breach subject to the provisions of Section 3(c) or (ii) may suspend any Advance not yet paid in accordance with Section 9(a) until Seller is in compliance with Section 9(1), at which time Buyer

12

promptly shall pay to Seller any installments of the Advance due pursuant to Section 9(a) and not received by Seller during such suspension period.

10.	CONSTRUCTION OF PRODUCTION AND STORAGE FACILITIES

(a) Seller will design, construct, pay for and own both the Production Facility and the Storage Facility. The land rights for the Production Facility and Storage Facility will be purchased and owned by Seller [...***...]. Notwithstanding the foregoing, after repayment in full of all of the Advance, Seller may sell and lease back the Production Facility, the Storage Facility and the land rights for the Production Facility and Storage Facility. The specifications of the Production Facility and the Storage Facility are set forth in Appendix 7 and Appendix 8, respectively. Each of the Production Facility and the Storage Facility will be the exclusive property of Seller and, provided that Seller complies with Section 1(e) and 10(b), may be used by Seller for the manufacture and storage of other goods. If the capacity of the Storage Facility becomes inadequate, Seller will have no obligation to increase such capacity beyond the Storage Facility specifications detailed in Appendix 8 attached hereto.

(b) Seller may expand the Production Facility and the Storage Facility to add products that do not service the wind energy segment without the consent of Buyer and to add products that service the wind energy segment only with Buyer’s prior written consent, in each case provided that the manufacturing and storage capacity originally allocated to Buyer as of the Effective Date remains unchanged and, in the case of products that service the wind energy segment, that the manufacturing area allocated to Buyer’s Orders is physically partitioned via a wall, a separate building or other similar means. Further, in each case, (i) Seller’s overhead cost savings from any such expansion will be shared equally with Buyer through reduced Component pricing starting when such overhead cost savings are actually realized by Seller; and (ii) Buyer and Seller will negotiate in good faith on a case-by-case basis an equitable acceleration of the payment obligations under the Advance in a manner that recognizes the contribution of the expansion to Seller’s business.

(c) After Seller occupies the Production Facility, Seller and Buyer will work together cooperatively to install, activate and test at the Production Facility’s [...***...] (the “Ramp-Up Period”). The Ramp-Up Period is expected to be up to six (6) months per line with at times more than one line simultaneously in a Ramp-Up Period. At the end of all Ramp-Up Periods, Seller will notify Buyer in writing that the Full Commercial Operation Date has occurred. The parties understand that Buyer will have only a minimal ability to produce Components during any Ramp-Up Period. Seller agrees to activate the Production Facility and commence the manufacturing Components on at least one (1) production line by no later than January 15, 2008.

(d) This Agreement constitutes a material inducement for Seller to secure financing and construct the Production Facility and the Storage Facility.

11.	STORAGE

Seller will deliver the finished Components to the Storage Facility in, if appropriate, shipping cradles provided by Buyer that are capable of appropriately transporting the Components from the Production Facility to the Storage Facility. If required, shipping cradles will be delivered by Buyer to the Production Facility or Storage Facility at the instruction of Seller and stored at either the Production Facility or the Storage Facility at Seller’s discretion. If required, storage cradles will be provided and maintained by Seller. Seller will be responsible for the proper care

13

and regular maintenance of the shipping and storage cradles and, subject to payment as discussed herein, for all loading and unloading of trailers at the Storage Facility. Buyer will be responsible for obtaining all export and import licenses, permits and approvals as may be required for transport from the People’s Republic of China to the country of destination. All damages or losses at the Storage Facility will be born by Seller, and Seller will be responsible for insuring against the risk of loss or damage at the Storage Facility. Buyer will be responsible for the delivery of the Components to the wind farm sites of its customers. Seller shall be responsible for the loading of Components into trailers for transport to the wind farm sites of Buyer’s customers.

12.	NEW COMPONENT SPECIFICATIONS

(a) If Buyer proposes a new blade model, Seller will notify Buyer of any new product specific tools and modifications to the Production Facility and/or the Storage Facility that will be required for the production of the new model. It will be the responsibility of Buyer to provide and deliver such product specific tools to Seller at Buyer’s sole cost. Seller will quote a price for such new blade model and establish [...***...] and Baseline Price Schedule for such model. [...***...].

(b) Notwithstanding the foregoing, if the Production Facility or Storage Facility must be expanded or retooled due to the introduction of new blade models, then the parties [...***...].

13.	LIQUIDATED DAMAGES

(a) With respect to Components ordered after the Full Commercial Operation Date and [...***...], Seller agrees to pay to Buyer as liquidated damages an amount as set forth below for the period of time that delivery of the Component is late:

Number of Days Late:	Amount of Liquidated Damages:
[...***...] or less:	[...	***...]
[...***...]	[...	***...]
[...***...] or more days late:	[...	***...]

; provided, however, that such liquidated damages will not exceed the sum [...***...].

(b) In addition to the liquidated damages set-forth above, Seller agrees to pay to Buyer the costs actually incurred by Buyer in transportation over and above normal transportation costs, up to a maximum of [...***...], during the period of time starting

[...***...] after the Seller’s confirmed delivery date (it being understood that such

14

[...***...] shall be treated as a grace period) through the earlier of the actual delivery date of a Component or the termination or expiration of this Agreement.

(c) In the event that Seller and Buyer mutually agree in writing that Components installed on wind turbines that are operational may fail due to potential material or workmanship problems and provided that any such Component is then covered by the Seller’s warranty, then Seller agrees to inspect such Components for such potential problems on a schedule determined by Seller (such scheduled shutdown herein referred to as a “Planned Shutdown Event”). In the event of a Planned Shutdown Event, as liquidated damages for such wind turbine downtime, Seller shall pay to Buyer [...***...] while the wind turbine is shut down up to a maximum [...***...]. In addition to such liquidated damages and in the event of a Planned Shutdown Event, Seller will be responsible for [...***...] with cranes that are required for the inspection of Components or that are required to repair or replace any Component due to defects in materials or workmanship then under the Seller’s warranty. In the event that a wind turbine stops working or must be shutdown due to a wind turbine blade failure that is solely and directly Seller’s fault (herein referred to as a “Catastrophic Shutdown Event”) and if the Component(s) at issue are then under the Seller’s warranty, in addition to any other warranty obligation of the Seller, Seller shall pay to Buyer [...***...] while the wind turbine is shut down up to a maximum of [...***...] as liquidated damages for such wind turbine downtime. In addition to such liquidated damages and in the event of a Catastrophic Shutdown Event, Seller will be responsible for [...***...] with cranes that are required to repair or replace any Component due to defects in materials or workmanship then under the Seller’s warranty.

14.	CHANGE OF CONTROL

(a) Except with respect to Competitors of Buyer, Seller may assign this Agreement without the written consent of Buyer to a corporation or other business entity in a Change of Control. In connection with a Change of Control, Seller may not assign this Agreement to any Competitor of Buyer without Buyer’s prior written consent. Seller will provide Buyer with written notice of any Change of Control (a “Change of Control Notice”) within seven (7) days of such Change of Control, but in no event later than the closing related to such Change in Control.

(b) Buyer, without liability other than Buyer’s obligations under Section 3(d), may terminate this Agreement (together with all outstanding Orders hereunder) upon giving written notice as stated below:

(i) if Seller fails to provide Buyer with a Change of Control Notice within seven (7) days of such Change of Control, but in no event later than the closing related to such Change in Control;

(ii) within thirty (30) days from its receipt of a Change of Control Notice from Seller if such Change of Control involves an Acquirer who is a Competitor of Buyer; [...***...]; or

(iii) if Seller, an Acquirer or any of their successors or assigns becomes, directly or indirectly, a Competitor of Buyer [...***...], by providing written notice of its intention to terminate this Agreement (together with all outstanding Orders hereunder) within sixty (60) days of: (A) Seller notifying Buyer in writing that it, an Acquirer or any of their successors or assigns has become or a Competitor of Buyer or (B) Buyer’s actual

15

knowledge that Seller, an Acquirer or any of their successors or assigns has become a Competitor of Buyer. In no event will Seller, an Acquirer or any of their successors or assigns be entitled to any termination costs in the event that Buyer exercises its termination rights under this Section.

15.	FORCE MAJEURE

(a) For the purposes of this Agreement, a “Force Majeure Event” means any circumstances that are beyond the control of either party and are without the fault or negligence of either party, including but not limited to the following circumstances:

(i) War (whether declared or not), armed conflict or the serious threat of same (including but not limited to hostile attack, blockade, military embargo), hostilities, invasion, act of a foreign enemy, extensive military mobilization;

(ii) Civil war, riot, rebellion and revolution, military or usurped power, insurrection, civil commotion or disorder, mob violence, act of civil disobedience;

(iii) Act of terrorism; sabotage or piracy;

(iv) Act of authority whether lawful or unlawful, compliance with any law or governmental order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure of works, requisition, nationalisation;

(v) Act of God, plague, epidemic, natural disaster such as but not limited to violent storm, cyclone, typhoon, hurricane, tornado, earthquake, volcanic activity, landslide, tidal wave, tsunami, flood, damage or destruction by lightning; or

(vi) Explosion, fire, destruction of machines, equipment, factories and of any kind of installation.

(b) Neither party shall be in breach of this Agreement or otherwise be responsible for any delay or other failure in performing its obligations hereunder if such breach, delay or other failure is directly caused by a Force Majeure Event.

(c) A party seeking relief under this Section shall provide written notice to the other party within seventy-two (72) hours after obtaining knowledge of the commencement of the Force Majeure Event. Notice shall also promptly be given when such event ceases. Any date of delivery or time for performance shall be extended by a period of time reasonably necessary to overcome the Force Majeure Event and its consequence, including time for the resumption of the work. Each party shall make its reasonable efforts to minimize the consequences of the Force Majeure Event.

(d) Notwithstanding the foregoing, in the event that Seller’s performance under this Agreement is delayed [...***...] from the date Seller notifies Buyer of the Force Majeure Event, Buyer’s purchase commitment set forth in Section 1 shall be reduced in an amount equal to the number of Components that Seller is not able to deliver due to the Force Majeure Event (“Undelivered Blades”), and Buyer may procure the Undelivered Blades from other suppliers. The parties understand and agree that as soon as Seller is able to resume production of the Components within standard lead times, then Buyer shall resume purchases of the Components from Seller under this Agreement in accordance with the purchase commitment

16

in Section 1 less the number of Undelivered Blades that Seller was unable to deliver as set forth above.

(e) In no event shall either party be entitled to any price adjustment, compensation or other financial relief under this Agreement as a result of any Force Majeure Event.

16.	COSTS AND ATTORNEYS FEES

Other than as provided in this Agreement, each of the parties will bear its own costs related to the business relationship contemplated herein, including the fees and expenses of its advisors, attorneys and accountants. The prevailing party in any legal action brought by one party against the other arising out of this Agreement will be entitled, in addition to any other rights it may have, to reimbursement of its reasonable costs and expenses associated with such legal action, including court costs, arbitration costs and reasonable attorneys’ fees.

17.	OTHER BUSINESS RELATIONSHIPS

The parties acknowledge that each party has on-going business relationships in the materials and energy marketplaces to market and license their currently available service and product offerings. Except as set forth in Section 1 (e) and 10(b), nothing contained in this Agreement will limit the ability of either party to engage in any current or future business activities or to create business and customer relationships with other parties relating to business opportunities similar to those contemplated hereunder, including, without limitation, Seller manufacturing Components in the Production Facility or storing Components in the Storage Facility for any other purchaser of Components; provided, however, that, except as required for the efficient performance of this Agreement, neither party shall use the other party’s Confidential Information (as defined in the GEE Purchase Terms) or make or permit copies to be made of such Confidential Information without the Disclosing Party’s (as defined in the GEE Purchase Terms) prior written consent.

18.	PATENT LICENSE

As of the date the last party signs this Agreement and subject to the terms and conditions set forth herein, Seller grants to Buyer a non-exclusive, irrevocable, fully-paid, royalty free, worldwide license under the patents listed on Appendix 10 attached hereto (“the Licensed Patents”) and know-how known to Seller as of the date the last party signs this Agreement relating to the subject matter of such patents to (i) make, use and have made for Buyer’s own use or the use of Buyer’s authorized subcontractors and suppliers (which for all purposes herein shall not include [...***...] or any of its Affiliates), wind turbine blades and apparatus that would infringe any valid claim of the Licensed Patents for the purpose of the fabrication of wind turbine blades, and (ii) in the case of such know-how, to use and to allow Buyer’s authorized subcontractors and suppliers (which for all purposes herein shall not include [...***...] or any of its Affiliates) to use such know-how for the purpose of the fabrication of wind turbine blades,, except in all cases for claims related to unitary reusable vacuum bags. Buyer acknowledges that Seller is and shall remain the sole and exclusive owner of the Licensed Patents, that Buyer has no express or implied license to any of Seller’s intellectual property beyond that granted in this Agreement and the GEE Purchase Terms, and that the foregoing license imposes no additional obligations on Seller beyond those explicitly stated herein. Buyer acknowledges that Seller need only provide reasonable, limited, and industry-standard support in connection with this license, that Buyer will bear any and all costs relating to the transfer of know-how from Seller to Buyer or Seller’s support thereof, and that

17

Seller will have no obligation to provide support to Buyer with respect to the know-how past the expiration of the Licensed Patents.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date first set forth above.

GENERAL ELECTRIC INTERNATIONAL, INC. THROUGH ITS GE ENERGY BUSINESS		TPI CHINA, LLC INC.

Signed:	[...***...]	Signed:	[...***...]
Print Name:	[...***...]	Print Name:	[...***...]
Title:	[...***...]	Title:	[...***...]

Date:	02/13/07	Date:	2/13/07

18

ATTACHMENTS

Appendix 1:	Definitions

Appendix 2:	Description and Price Schedule

Appendix 3:	GEE Purchase Terms

Appendix 4:	Premium Payable by Buyer upon Termination for Convenience

Appendix 5:	Tooling

Appendix 6:	GE Energy Integrity Guide for Suppliers, Contractors and Consultants

Appendix 7:	Production Facility Specifications

Appendix 8:	Storage Facility Specifications

Appendix 9:	Form of [...***...]

Appendix 10:	Seller Patents Subject to License

Appendix 11:	Quality Plan

Appendix 12:	Guaranty Agreement with Seller’s Parent, LCSI Holding, Inc.

Appendix 13:	Membership Interest Pledge Agreement with Seller’s Parent, LCSI Holding, Inc.

Appendix 14:	Seller Asset Statement

19

APPENDIX 1

DEFINITIONS

Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular section of this Agreement or an appendix and are not listed below, but are defined in the section or appendix in which they are used.

“Annual Purchase Forecast” means a forecast provided by Buyer of blades to be purchased from Seller for the next calendar year that includes details concerning the types or sizes of blades, their quantities, requested delivery dates and any additional information reasonably requested by Seller.

[...***...]

“Change of Control” means the execution of a purchase agreement, merger agreement or other similar agreement with a third party with respect to: (a) a merger, consolidation, business combination or similar transaction relating to Seller or any of its Affiliates that directly or indirectly include the Seller (each a “Designated Seller Affiliate”) to any person or entity other than a Designated Seller Affiliate (an “Acquirer”); (b) the sale of [...***...] or more of the voting or capital stock of Seller or any Designated Seller Affiliate to an Acquirer; (c) the sale or transfer of all or any substantial portion of the assets relating to the business of the manufacture of wind turbine blades of Seller or any Designated Seller Affiliate to an Acquirer; or (d) any liquidation or similar extraordinary transaction with respect to Seller or any Designated Seller Affiliate, provided in each case that a Change of Control shall not include: (i) any public offering; or (ii) an internal restructuring of the Seller or a Designated Seller Affiliate in the ordinary course of its business.

“Competitor of Buyer” means, any person or entity [...***...].

“Full Commercial Operation Date” means the date on which Seller confirms in writing to Buyer that the Production Facility is fully operational and prepared to commence production of the blades at the Planned Capacity.

[...***...]

1

“Planned Capacity” means operation of the Production Facility at the following utilization level: [...***...] of full-capacity twenty-four (24) hours per day (i.e., three (3) shifts), five (5) days per week and fifty (50 weeks per year, prorated for 2008 production year does not include a full twelve (12) months following the Full Commercial Operation Date.

“Production Facility” means the factory located in or around Qingdao or Suzhou, China, or such other location in China as Seller may determine, that will be constructed and owned by Seller (subject to the provisions of the third sentence of Section 10) for the purpose of producing the blades. The specifications of the Production Facility are set forth in Appendix 7.

“Storage Facility” means a fenced land site located in China contiguous with the Production Facility that will be constructed by Seller, with Seller owning the associated land rights (subject to the provisions of the third sentence of Section 10), for the purpose of storing the blades on a non-exclusive basis prior to transport of the blades by Buyer to locations determined by Buyer and its customers. The specifications of the Storage Facility are set forth in Appendix 8.

2

APPENDIX 2

DESCRIPTION AND PRICE SCHEDULE

Components:

The wind turbine blade specified in Buyer’s [...***...] and described in the specifications previously delivered to the Seller, which specifications may be changed by Buyer from time to time, and such other goods and pricing as the parties may agree, which will be evidenced by the issuance of a PO for such goods and at the stated PO price by Buyer. Buyer and Seller shall mutually agree on the specifications for the wind turbine blade specified in Buyer’s [...***...].

“Price Schedules” means the price schedules, prior to the application of any sales, use, transfer value-added or similar taxes, for each Component to be delivered in the following calendar year [...***...] Planned Capacity level. The initial Price Schedules for the wind turbine blade specified in Buyer’s drawing number [...***...] and for the wind turbine blade specified in Buyer’s drawing number [...***...] of Planned Capacity level, shall be [...***...]. The Price Schedules at [...***...] Planned Capacity level will be calculated by [...***...], and the Price Schedules [...***...].

[...***...].

The Price Schedule at Full Capacity Prices established for production year 2008 for any Component the specifications of which have been agreed upon by the parties (which, at a minimum, will include the wind turbine blade specified in Buyer’s [...***...] will become the “Baseline Price Schedule” for such blade model, [...***...]

1

[...***...].

Beginning in October 2008, Baseline Price Schedules will be reset annually for the following production year by [...***...]. An initial Baseline Price Schedule will be established at the time each new blade design and related specifications are approved and priced by Seller, [...***...].

[...***...].

[...***...].

The [...***...] of wind turbine blades specified in either Buyer’s [...***...], or Buyer’s [...***...], shall be subject to the Price Schedule above plus [...***...].

2

APPENDIX 3

GEE PURCHASE TERMS

STANDARD TERMS OF PURCHASE

1.	ACCEPTANCE OF TERMS.

Seller agrees to be bound by and to comply with all terms set forth herein and in the purchase order, to which these terms are attached and are expressly incorporated by reference (collectively, the “Order”), including any amendments, supplements, specifications and other documents referred to in this Order. Acknowledgement of this Order, including without limitation, by beginning performance of the work called for by this Order, shall be deemed acceptance of this Order. The terms set forth in this Order take precedence over any alternative terms in any other document connected with this transaction unless such alternative terms are: i) part of a written supply agreement (“Supply Agreement”), which has been negotiated between the parties and which the parties have expressly agreed may override these terms in the event of a conflict and/or ii) set forth on the face of the Order to which these terms are attached. In the event these terms are part of a written Supply Agreement between the parties, the term “Order” used herein shall mean any purchase order issued under the Supply Agreement. This Order does not constitute an acceptance by Buyer of any offer to sell, any quotation, or any proposal. Reference in this Order to any such offer to sell, quotation or proposal shall in no way constitute a modification of any of the terms of this Order. ANY ATTEMPTED ACKNOWLEDGMENT OF THIS ORDER CONTAINING TERMS INCONSISTENT WITH OR IN ADDITION TO THE TERMS OF THIS ORDER IS NOT BINDING UNLESS SPECIFICALLY ACCEPTED BY BUYER IN WRITING.

2.	PRICES AND PAYMENTS.

Subject to the provisions of the Supply Agreement, all prices are firm and shall not be subject to change. Seller’s price includes all payroll and/or occupational taxes, any value added tax that is not recoverable by Buyer and any other taxes, fees and/or duties applicable to the goods and/or services purchased under this Order; provided, however, that any state and local sales, use, excise and/or privilege taxes, if applicable, will not be included in Seller’s price but will be separately identified on Seller’s invoice. If Seller is obligated by law to charge any value added and/or similar tax to Buyer, Seller shall ensure that if such value-added and/or similar tax is applicable, that it is invoiced to Buyer in accordance with applicable rules so as to allow Buyer to reclaim such value-added and/or similar tax from the appropriate government authority. Neither party is responsible for taxes on the other party’s income or the income of the other party’s personnel or subcontractors. If Buyer is required by government regulation to withhold taxes for which Seller is responsible, Buyer will deduct such withholding tax from payment to Seller and provide to Seller a valid tax receipt in Seller’s name. If Seller is exempt from such withholding taxes as a result of a tax treaty or other regime, Seller shall provide to Buyer a valid tax treaty residency certificate or other tax exemption certificate at a minimum of thirty (30) days prior to payment being due. Payment terms are net due [...***...] from the Payment Start Date. The received date of the goods and/or services in Buyer’s receiving system will occur: a) in the case of goods/materials shipped directly to a customer of Buyer (“Material Shipped Direct” or “MSD”), including balance of plant and goods sent to a non-Buyer/non-customer facility in accordance with this Order to be incorporated into MSD, within 48 hours of Buyer being presented with a valid bill of lading confirming that the goods have been shipped from Seller’s facility or in the case of services performed directly for a customer of Buyer, within 48

1

hours of Buyer’s receipt of written certification of completion of the services; b) in the case where goods are shipped or services are provided directly to or at a non-Buyer/non-customer facility in accordance with this Order, within 48 hours of Buyer receiving notice from such third party that it has received the goods or services; or c) in the case where the goods are shipped directly to Buyer or services are performed directly for Buyer, within 48 hours of Buyer’s receipt of such goods or services. Seller’s invoice shall in all cases bear Buyer’s Order number. Buyer shall be entitled to reject Seller’s invoice if it fails to include Buyer’s Order number or is otherwise inaccurate, and any resulting delay in payment shall be Seller’s responsibility. Seller warrants that it is authorized to receive payment in the currency stated in this Order. No extra charges of any kind will be allowed unless specifically agreed in writing by Buyer. Buyer shall be entitled at any time to set-off any and all amounts owing from Seller to Buyer or a Buyer Affiliate (defined below) on this or any other order. “Affiliate” shall for the purposes of this Order mean, with respect to either party, any entity, including without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party. Seller warrants the pricing for any goods or services shall not exceed the pricing for the same or comparable goods or services manufactured at the Production Facility and offered by Seller to third parties. Seller shall promptly inform Buyer of any lower pricing levels for same or comparable goods or services and the parties shall promptly make the appropriate price adjustments.

3.	DELIVERY AND PASSAGE OF TITLE.

3.1 Time is of the essence of this Order. If Seller fails to deliver the goods or complete the services as scheduled, Buyer may assess such amounts as may be set in the Supply Agreement as liquidated damages for the agreed delay period. The parties agree that such amounts, if assessed, are an exclusive remedy for the agreed delay period, except as expressly provided in Sections 3(c) and 13(b) of the Supply Agreement; are a reasonable pre-estimate of the damages Buyer will suffer as a result of delay based on circumstances existing at the time the Order was issued; and are to be assessed as liquidated damages and not as a penalty. In the absence of agreed to liquidated damages, Buyer shall be entitled to recover damages that it incurs as a result of Seller’s failure to perform as scheduled. Unless expressly stated to the contrary, Buyer’s remedies are cumulative and Buyer shall be entitled to pursue any and all remedies available at law or equity. Further to the foregoing, Seller shall not make material commitments or production arrangements in excess of the amount or in advance of the time necessary to meet Buyer’s delivery schedule. Should Seller enter into such commitments or engage in such production, any resulting exposure shall be for Seller’s account.

3.2 Unless otherwise stated on the face of this Order: a) goods shipped from the United States of America (“U.S.”) for delivery to all locations shall be delivered EXW named point with title passing at: i) Seller’s dock for goods shipped directly to the Storage Facility; ii) port of import for goods shipped to Buyer’s non-U.S. facility; and iii) Buyer’s dock for goods shipped to Buyer’s U.S. facility; b) goods shipped from within the European Union (“EU”) for delivery within the EU shall be delivered EXW named point with title passing: i) when the goods leave the territorial land, air or sea space of the EU source country for goods shipped directly to a non-Buyer’s EU facility; and ii) at Buyer’s dock for goods shipped to Buyer’s EU facility; c) goods shipped for delivery within the source country shall be delivered EXW name point with title passing at: i) Seller’s dock for goods shipped directly to the Storage Facility; and ii) Buyer’s dock for goods shipped to Buyer’s facility; d) goods shipped from outside the U.S. for delivery to a different country outside the U.S. (excluding shipments within the EU, which shall be governed by subsection b) above) shall be delivered FCA named point with title passing at: i) the port of export after customs clearance for goods shipped directly to a non-Buyer’s facility;

2

and ii) port of import if shipped to Buyer’s facility; and e) goods shipped from outside the U.S. for delivery within the U.S. shall be delivered FCA named point with title passing at: i) the port of export after customs clearance for goods shipped directly to a non-Buyer’s facility; and ii) Buyer’s dock if shipped to Buyer’s facility. All delivery designations are INCOTERMS 2000. Goods delivered to Buyer in advance of schedule may be returned to Seller at Seller’s expense. Goods ordered by GE Global Sourcing, LLC and shipped to the U.S. from outside the U.S. via ocean transport shall have title pass to GE Global Sourcing, LLC immediately prior such goods entering the territorial land, sea or overlying airspace of the U.S. For this purpose, Buyer and Seller acknowledge that the territorial seas of the U.S. extend to twelve (12) nautical miles from the baseline of the country determined in accordance with the 1982 United Nations Convention of the Law of the Sea. Buyer may specify contract of carriage and named place of delivery in all cases. Failure of Seller to comply with any such Buyer specification shall cause all resulting transportation charges to be for the account of Seller and give rise to any other remedies available at law or equity. NOTE: In all cases, Seller must provide to Buyer, via the packing list and the customs invoice (as applicable), the country of origin and the appropriate export classification codes including, if applicable, the Export Control Classification Number (ECCN) and the Harmonized Tariff Codes of each and every one of the goods supplied pursuant to this Order, including in sufficient detail to satisfy applicable trade preferential or customs agreements, if any.

3.3 If goods will be delivered as MSD or for use as balance of plant by Buyer, each shipment shall include a detailed, complete bill of material/parts list that lists each component of the goods purchased by Buyer. Seller shall also include, in each item shipment, the complete bill of materials/parts list for such item and indicate which components of the bill of materials/parts list are included in the shipment as well as those bill of material/parts list components which are not included in the item shipment. This bill of material/parts list shall be included with the packing list for each shipment. When requested by Buyer, Seller must provide a packing list with values for each item.

3.4 If goods will cross an international border, Seller shall provide a commercial invoice as required for customs clearance. The invoice shall be in English, or destination country specific language, and shall include: contact names and phone numbers of persons at Buyer and Seller who have knowledge of the transaction; Buyer’s order number; Buyer’s order line item; release number (in the case of a blanket order); part number and detailed description of the merchandise; unit purchase price in currency of the transaction; quantity; INCOTERM and named location; and country of origin of the goods. In addition, all goods or services provided by Buyer to Seller for the production of goods not included in the purchase price shall be separately identified on the invoice (i.e., consigned material, tooling, etc.). Each invoice shall also include the applicable Order number or other reference information for any consigned goods and shall identify any discounts or rebates from the base price used in determining the invoice value.

3

3.5 If goods will be delivered to a destination country having a trade preferential or customs union agreement (“Trade Agreement”) with Seller’s country, Seller shall cooperate with Buyer to review the eligibility of the goods for any special program for Buyer’s benefit and provide Buyer with any required documentation (e.g., NAFTA Certificate, EUR1 Certificate, GSP Declaration, FAD or other Certificate of Origin) to support the applicable special customs program (e.g., NAFTA, EEA, Lome Convention, GSP, EU-Mexico FT A, EU/Mediterranean partnerships, etc.) to allow duty free or reduced duty for entry of goods into the destination country. Similarly, should any Trade Agreement or special customs program applicable to the scope of this Order exist at any time during the execution of the same and be of benefit to Buyer in Buyer’s judgment, Seller shall cooperate with Buyer’s efforts to realize any such available credits, including counter-trade or offset credit value which may result from this Order and acknowledges that such credits and benefits shall inure solely to Buyer’s benefit. Seller shall indemnify Buyer for any costs, fines, penalties or charges arising from Seller’s inaccurate documentation or untimely cooperation. Seller shall immediately notify Buyer of any known documentation errors.

4.	BUYER’S PROPERTY.

Unless otherwise agreed in writing, all tangible and intangible property, including, but not limited to, information or data of any description, tools, materials, drawings, computer software, know-how, documents, trademarks, copyrights, equipment or material furnished to Seller by Buyer or specially paid for by Buyer, and any replacement thereof, or any materials affixed or attached thereto, shall be and remain Buyer’s personal property. Such property and, whenever practical, each individual item thereof, shall be plainly marked or otherwise adequately identified by Seller as Buyer’s property and shall be safely stored separate and apart from Seller’s property. Seller further agrees to comply with any handling and storage requirements provided by Buyer for such property. Seller shall use Buyer’s property only to meet Buyer’s orders, and shall not use it, disclose it to others or reproduce it for any other purpose. Such property, while in Seller’s custody or control, shall be held at Seller’s risk, shall be kept insured by Seller at Seller’s expense in an amount equal to the replacement cost with loss payable to Buyer and shall be subject to removal at Buyer’s written request, in which event Seller shall prepare such property for shipment and redeliver to Buyer in the same condition as originally received by Seller, reasonable wear and tear excepted, all at Buyer’s expense, except for non-Tools, which shall be at Seller’s expense, and in the case of a termination of the Supply Agreement by Buyer for material breach, which also shall be at Seller’s expense. As noted in Section 3.4 above, any consigned material, tooling or technology used in production of the goods shall be identified on the commercial or proforma invoice used for international shipments. Buyer hereby grants a license to Seller to use any information, drawings, specifications, computer software, know-how and other data furnished or paid for by Buyer hereunder for the sole purpose of performing this Order for Buyer. This license is non-assignable and is terminable with or without cause by Buyer at any time. Subject to the provisions set forth herein, Buyer shall own exclusively all rights in ideas, inventions, works of authorship, strategies, plans and data created in or resulting from Seller’s performance under this Order, including all patent rights, copyrights, moral rights, rights in proprietary information, database rights, trademark rights and other intellectual property rights. All such intellectual property that is protectable by copyright will be considered work(s) made for hire for Buyer (as the phrase “work(s) made for hire” is defined in the United States Copyright Act (17 U.S.C. § 101)) or Seller will give Buyer “first owner” status related to the work(s) under local copyright law where the work(s) was created. If by operation of law any such intellectual property is not owned in its entirety by Buyer automatically upon creation, then Seller agrees to transfer and assign to Buyer, and hereby transfers and assigns to Buyer, the entire right, title and interest throughout the world to such intellectual property. Seller further

4

agrees to enter into and execute any documents that may be required to transfer or assign ownership in and to any such intellectual property to Buyer. Notwithstanding the foregoing, Seller’s and its Affiliates’ (i) existing intellectual property (including without limitation TPI Composites, Inc.’s proprietary SCRIMP® technology) and (ii) any intellectual property created or discovered by Seller or its Affiliates outside the scope of this Agreement (including without limitation any improvements to TPI Composites, Inc.’s proprietary SCRIMP® technology developed outside the scope of the Supply Agreement or any Order) shall remain the sole and exclusive property of Seller irrespective of the use of any such intellectual property in Seller’s performance under the Supply Agreement or any Order. In particular, Buyer acknowledges and agrees that (i) during the term of the Supply Agreement and contemporaneous with Seller’s performance under any Order, Seller may develop intellectual property outside the scope of the Supply Agreement or any Order and that Seller is under no obligation, whether pursuant to the Supply Agreement, any Order or otherwise, to use such intellectual property in performing its obligations under any Order, and (ii) Seller may elect to develop outside the scope of the Supply Agreement or any Order any intellectual property contemplated by any Order. For the avoidance of doubt, the above does not apply to any intellectual property created from the use of GE technical information. Should Buyer or Seller desire to use any such intellectual property developed by Seller outside the scope of the Supply Agreement or any Order in performing under the Supply Agreement or any Order, then Seller and Buyer in good faith will use commercially reasonable efforts to negotiate a license from Seller to Buyer for such intellectual property on commercially reasonable terms. Should Seller, without Buyer’s prior written consent and authorization, design or manufacture for sale to any person or entity other than Buyer any goods which reasonably can substitute or repair a buyer good, Buyer, in any adjudication or otherwise, may require Seller to establish by clear and convincing evidence that neither Seller nor any of its employees, contractors or agents used in whole or in part, directly or indirectly, any of Buyer’s property, as set forth herein, in such design or manufacture of such goods. Further, Buyer shall have the right to audit all pertinent records of Seller, and to make reasonable inspections of Seller facilities, to verify compliance with this section.

5.	DRAWINGS.

Any review or approval of drawings by Buyer will be for Seller’s convenience and will not relieve Seller of its responsibility to meet all requirements of this Order.

6.	CHANGES.

Buyer may at any time make changes within the general scope of this Order in any one or more of the following: a) drawings, designs or specifications where the goods to be furnished are to be specially manufactured for Buyer; b) method of shipment or packing; c) place and time of delivery; d) amount of Buyer’s furnished property; e) quality; f) quantity; or g) scope or schedule of goods and/or services. If any changes cause an increase or decrease in the cost of, or the time required for the performance of, any work under this Order, an equitable adjustment shall be made in the Order price or delivery schedule, or both, in writing. Any Seller claim for adjustment under this clause will be deemed waived unless asserted within thirty (30) days from Seller’s receipt of the change or suspension notification, and may only include [...***...]. Any change to this Order shall be made by a signed amendment.

7.	PLANT ACCESS/INSPECTION.

In order to access Seller’s work quality, conformance with Buyer’s specifications and compliance with this Order, upon reasonable notice by Buyer, all: i) goods, materials and

5

services related in any way to the goods and services purchased hereunder (including without limitation raw materials, components, intermediate assemblies, work in process, tools and end products) shall be subject to inspection and test by Buyer and its customer or representative at all times and places, including sites where the goods and services are created or performed, whether they be at premises of Seller, Seller’s suppliers or elsewhere; and ii) of Seller’s books and records relating to this Order shall be subject to inspection by Buyer at all times and places with the Seller’s prior written consent, which shall not be unreasonably withheld, and one time per year and except for cases in which the Buyer has routine need for full access of Seller’s books and records relating to this Order; provided, however, that in each case such inspections and audits shall be conducted during normal business hours and shall not unreasonably disrupt the normal operations of Seller. In the event that Seller desires to transfer any work under this Order to another site or make any material modification in its manufacturing process or the procurement of materials related to the goods, it shall first consult with and obtain the prior written consent of Buyer, which consent shall not be unreasonably withheld. Such consent by Buyer shall be subject to qualification of the new site under Buyer’s supplier qualification standards. If any inspection, test, audit or similar oversight activity is made on Seller’s or its suppliers’ premises, Seller shall, without additional charge: (i) provide all reasonable access and assistance for the safety and convenience of the inspectors and (ii) take all necessary precautions and implement appropriate safety procedures for the safety of Buyer’s personnel while they are present on such premises. If Buyer’s personnel require medical attention on such premises, Seller will arrange for appropriate attention. If in Buyer’s opinion the safety of its personnel on such premises may be imperiled by local conditions, Buyer may remove some or all of its personnel from such premises, and Buyer shall have no responsibility for any resulting impact on Seller or its suppliers. If specific Buyer and/or Buyer’s customer tests, inspection and/or witness points are included in this Order, the goods shall not be shipped without an inspector’s release or a written waiver of test/inspection/witness with respect to each such point; however, Buyer shall not be permitted to unreasonably delay shipment; and Seller shall notify Buyer in writing at least twenty (20) days prior to each of Seller’s scheduled final and, if applicable, intermediate test/ inspection/witness points. Buyer’s failure to inspect, accept, reject or detect defects by inspection shall neither relieve Seller from responsibility for such goods or services that are not in accordance with the Order requirements nor impose liabilities on Buyer. Seller shall provide and maintain an inspection, testing and process control system acceptable to Buyer and its customer covering the goods and services to ensure compliance with this Order and shall keep complete records available to Buyer and its customer for three (3) years after completion of this Order. Acceptance of such system by Buyer shall not alter the obligations and liability of Seller under this Order.

8.	REJECTION.

If any of the goods and/or services furnished pursuant to this Order are found within a reasonable time after delivery to be defective or otherwise not in conformity with the requirements of this Order, including any applicable drawings and specifications, whether such defect or non-conformity relates to scope provided by Seller or a direct or indirect supplier to Seller, then Buyer, in addition to any other rights, remedies and choices it may have by law, contract or at equity, and in addition to seeking recovery of any and all damages and costs emanating therefrom, in each case subject to Section 12.2, in the following order of precedence may: a) require Seller to immediately re-perform any defective portion of the services and/or require Seller to immediately repair or replace non-conforming goods with goods that conform to all requirements of this Order; b) take such actions as may be required to cure all defects and/or bring the goods and/or services into conformity with all requirements of this Order, in which event, all related costs and expenses (including, but not limited to, material, labor and handling and any required re-performance of value added machining or other service) and other

6

reasonable charges shall be for Seller’s account; c) withhold total or partial payment; d) reject and return all or any portion of such goods and/or services; and/or e) rescind this Order without liability. For any repairs or replacements, Seller, at its sole cost and expense, shall perform any tests requested by Buyer to verify conformance to this Order.

9.	WARRANTIES.

Seller warrants that all goods and services provided pursuant to this Order, whether provided by Seller or a direct or indirect supplier of Seller, will be free of any claims of any nature, including without limitation title claims, and will cause any lien or encumbrance asserted to be discharged, at its sole cost and expense, within thirty (30) days of its assertion (provided such liens do not arise out of Buyer’s failure to pay amounts not in dispute under this Order or an act or omission of Buyer). Seller warrants and represents that all such goods and services will be new and of merchantable quality, not used, rebuilt or made of refurbished material unless approved in writing by Buyer, free from all defects in workmanship and material. Such goods and services will be provided in strict accordance with all specifications, samples, drawings, designs, descriptions or other requirements approved or adopted by Buyer. Any attempt by Seller to limit, disclaim or restrict any such warranties or remedies by acknowledgment or otherwise shall be null, void and ineffective. The foregoing warranties shall, in the case of turbine plant related goods and services, apply for a period of: (i) twenty-four (24) months from the Date of Commercial Operation (defined below) of the turbine plant, which Buyer supplies to its customer or (ii) [...***...], whichever occurs first. “Date of Commercial Operation “ means the date on which the plant has successfully passed all performance and operational tests required by Buyer’s customer for commercial operation. In all other cases the warranty shall apply for twenty-four (24) months from delivery of the goods or performance of the services, or such longer period of time as customarily provided by Seller, plus delays such as those due to non-conforming goods and services. The warranty shall run to Buyer, its successors, assigns and the users of goods and services covered by this Order. If any of the goods and/or services are found to be defective or otherwise not in conformity with the warranties in this Section during the warranty period, then, Buyer, in addition to any other rights, remedies and choices it may have by law, contract or at equity, and in addition to seeking recovery of any and all damages and costs emanating therefrom, at Seller’s expense in each case subject to Section 12.2, in the following order of precedence may: a) require Seller or Seller’s subcontractors to inspect, remove, reinstall, ship and repair or replace/re-perform nonconforming goods and/or services with goods and/or services that conform to all requirements of this Order; and/or b) take such actions as may be required to cure all defects and/or bring the goods and/or services into conformity with all requirements of this Order, in which event all related costs and expenses (including, but not limited to, material, labor and handling and any required re-performance of value added machining or other service) and other reasonable charges shall be for Seller’s account. Any repaired or replaced part or re-performed services shall carry warranties on the same terms as set forth above, with the warranty period being the later of the original unexpired warranty or twenty-four (24) months after repair or replacement.

10.	SUSPENSION.

Buyer may at any time, by written notice to Seller, suspend performance of the work for such time as it deems appropriate. Upon receiving notice of suspension, Seller shall promptly suspend work to the extent specified, properly caring for and protecting all work in progress and materials, supplies and equipment Seller has on hand for performance. Upon Buyer’s request, Seller shall promptly deliver to Buyer copies of outstanding purchase orders and subcontracts for materials, equipment and/or services for the work, and shall take such action relative to such

7

purchase orders and subcontracts as Buyer may reasonably direct. Buyer may at any time withdraw the suspension as to all or part of the suspended work by written notice specifying the effective date and scope of withdrawal. Seller shall resume diligent performance on the specified effective date of withdrawal. All Seller’s claims for increase or decrease in the reasonable costs [...***...] directly associated with or the time required for the performance of any work caused by suspension shall be pursued pursuant to, and consistent with, Section 6 “Changes”.

11.	TERMINATION.

11.1 Termination for Convenience. Subject to the provisions of the Supply Agreement, including Section 1(b) of the Supply Agreement, Buyer may terminate all or any part of this Order at any time by written notice to Seller. Upon termination (other than due to Seller’s insolvency evidenced against it in a proceeding or default including failure to comply with this Order), Buyer and Seller shall negotiate reasonable Order termination costs [...***...] directly associated with such Order termination to be paid by Buyer consistent with costs and [...***...] allowable under Section 6 and identified by Seller within thirty (30) days of Buyer’s termination notice to Seller, unless the parties have agreed to a termination schedule in writing.

11.2 Termination for Default. Except for delay due to causes beyond the control and without the fault or negligence of Seller and all of its suppliers (lasting not more than 30 days), Buyer, without liability, may by written notice of default, terminate the whole or any part of this Order if Seller: a) fails to perform within the time specified or any written extension granted by Buyer; b) fails to make progress which, in Buyer’s reasonable judgment, endangers performance of this Order in accordance with its terms; or c) fails to comply with any of the terms of this Order. Such Order termination shall become effective if Seller does not cure such failure within ten (10) days of receiving notice of default. Upon termination, Buyer may procure at Seller’s expense and upon terms it deems appropriate, goods or services similar to those so terminated. Seller shall continue performance of this Order to the extent not terminated and shall be liable to Buyer for any excess costs for such similar goods or services. As an alternate remedy and in lieu of termination of this Order for default, Buyer, at its sole discretion, may elect to extend the delivery schedule and/or waive other deficiencies in Seller’s performance, making Seller liable for any costs, expenses or damages arising from any failure of Seller’s performance. If Seller for any reason anticipates difficulty in complying with the required delivery date, or in meeting any of the other requirements of this Order, Seller shall promptly notify Buyer in writing. If Seller does not comply with Buyer’s delivery schedule, Buyer, to the extent permitted under the Supply Agreement, may require delivery by fastest method and charges resulting from the premium transportation must be fully prepaid by Seller. Buyer’s rights and remedies in this clause are in addition to any other rights and remedies provided by law or under this Order.

11.3 Termination for Insolvency/Prolonged Delay. If Seller ceases to conduct its operations in the normal course of business or if any proceeding under the bankruptcy or insolvency laws is brought against Seller, a receiver for Seller is appointed or applied for, an assignment for the benefit of creditors is made or an excused delay (or the aggregate time of multiple excused delays) lasts more than 60 days, Buyer may immediately terminate this Order without liability, except for goods or services completed, delivered and accepted within a reasonable period after termination (which will be paid for at the Order price).

11.4 Obligations on Termination. Upon expiration or after receipt of a notice of termination for any reason, Seller shall immediately: (1) stop work as directed in the notice; (2) place no further subcontracts or purchase orders for materials, services or facilities hereunder, except as

8

necessary to complete the continued portion of this Order; and (3) terminate all subcontracts to the extent they relate to work terminated. After termination, Seller shall deliver to Buyer all completed work and work in process, including all designs, drawings, specifications, other documentation and material required or produced in connection with such work and all of Buyer’s Confidential Information as set forth in Section 16.

12.	INDEMNITY AND INSURANCE.

12.1 Indemnity. Subject to Section 12.2 below, Seller shall defend, indemnify, release and hold harmless Buyer, its Affiliates and, its or their directors, officers, employees, agents representatives, successors and assigns, whether acting in the course of their employment or otherwise, against any and all suits, actions, or proceedings, at law or in equity, and from any and all claims, demands, losses, judgments, fines, penalties, damages, costs, expenses, or liabilities (including without limitation claims for personal injury or property or environmental damage, claims or damages payable to customers of Buyer, and breaches of Sections 15 and/or 16 below) arising from any act or omission of Seller, its agents, employees, or subcontractors, except to the extent attributable to the gross negligence of Buyer or willful misconduct of. Seller further agrees to indemnify Buyer for any reasonable attorneys’ fees or other costs that Buyer incurs in the event that Buyer has to file a lawsuit to enforce any indemnity or additional insured provision of this Order.

12.2 Limitation of Liability. Except as expressly provided elsewhere in the Supply Agreement, including all of its Appendices, in no circumstances whatsoever shall either party be liable (whether in negligence, contract, tort, or pursuant to a warranty or any statutory obligation) to the other party or any third party for any lost profits or special, incidental, exemplary, consequential or punitive damages, even if such party has been advised of the possibility of such damages. Furthermore, notwithstanding any provision in the Supply Agreement, these GEE Purchase Terms or any related agreements or Orders, the maximum, aggregate liability of either party to the other party in any circumstance whatsoever (excluding [...***...], these GEE Purchase Terms and any related agreements and Orders, and for any and all other rights, remedies and choices either party may have by law (whether in negligence, contract, tort, or pursuant to any statutory obligation) or at equity during any calendar year of the Supply Agreement (each a “Calendar Year”) shall not exceed [...***...]; provided, however, that in the event that any claim occurs during the 2007 or 2008 Calendar Year, then the maximum liability of either party to the other party in any circumstance whatsoever (excluding [...***...], these GEE Purchase Terms and any related agreements or Orders, and for any and all other rights, remedies and choices either party may have by law (whether in negligence, contract, tort, or pursuant to any statutory obligation) or at equity [...***...] in each Calendar Year.

12.3 Insurance.

(a) Seller shall maintain the following insurance: (i) Comprehensive General Liability in the minimum amount of $3,000,000 combined single limit per occurrence with coverage for bodily

9

injury/property damage, including coverage for contractual liability insuring the liabilities assumed in this Order, products liability, contractors protective liability, where applicable, collapse or structural injury and/or damage to underground utilities, where applicable, and coverage for damage to property in Seller’s care, custody and control; (ii) Business Automobile Liability Insurance covering Comprehensive Automobile Liability covering bodily injury/property damage and all owned, hired and non-owned automotive equipment used in the performance of the Order in the amount of $2,000,000 combined single limit each occurrence; (ii) Employers’ Liability in the amount of $1,000,000 each occurrence; (iv) Property Insurance covering the full value of all goods and services owned, rented or leased by Seller in connection with this Order; and (v) appropriate Workers’ Compensation Insurance protecting Seller from all claims under any applicable Workers’ Compensation and Occupational Disease Act. Coverage similar to Workers’ Compensation and Employers’ Liability shall be obtained for each local employee outside the United States where work in connection with this Order is performed. Buyer shall be named as additional insured under Seller’s Comprehensive General Liability policy for any and all purposes arising out of or connected to this Order. Upon request, Seller shall furnish Buyer an endorsement showing that Buyer has been named an additional insured and a certificate of insurance completed by its insurance carrier(s) certifying that insurance coverages are in effect and will not be canceled or materially changed except ten (10) days after Buyer’s written approval. Seller hereby waives subrogation. All insurance specified in this section shall contain a waiver of subrogation in favor of Buyer, its Affiliates and their respective employees for all losses and damages covered by the insurances required in this section, including coverage for damage to Buyer’s property in Seller’s care, custody or control.

(b) Seller shall maintain replacement cost insurance coverage with respect to property damage to or loss of the Components stored at the Storage Facility.

13.	ASSIGNMENT AND SUBCONTRACTING.

Except as set forth in the Supply Agreement, Seller may not assign (including by change of ownership or control, by operation of law or otherwise) this Order or any interest herein including payment, without Buyer’s prior written consent. Seller shall not subcontract or delegate performance of all or any substantial part of the work called for under this Order without Buyer’s prior written consent; provided, however, that Buyer hereby consents to Seller subcontracting any warranty related services to Buyer-approved subcontractors under the supervision of Seller. Should Buyer grant consent to Seller’s assignment or subcontract, such assignee or subcontractor shall be bound by the terms and conditions of this Order. Further, Seller shall advise Buyer of any subcontractor or supplier to Seller: a) that will have at its facility any parts or components with Buyer’s or any of its Affiliates or subsidiaries’ name, logo or trademark (or that will be responsible to affix the same); and/or b) 50% or more of whose output from a specific location is purchased directly or indirectly by Buyer. In addition, Seller will obtain for Buyer, unless advised to the contrary in writing, written acknowledgement by such assignee, subcontractor and/or supplier to Seller of its commitment to act in a manner consistent with Buyer’s integrity policies, and to submit to, from time to time, on-site inspections or audits by Buyer or Buyer’s third party designee as requested by Buyer. Buyer may assign this Order to any Affiliate upon notice to Seller. If Seller subcontracts any part of the work under this Order outside of the final destination country where the goods purchased hereunder will be shipped, Seller shall be responsible for complying with all customs requirements related to such subcontracts, unless otherwise set forth in this Order.

14.	PROPER BUSINESS PRACTICES.

10

Seller shall act in a manner consistent with Buyer’s integrity policies, a copy of which has been provided to Seller, all laws concerning improper or illegal payments and gifts or gratuities and agrees not to pay, promise to pay or authorize the payment of any money or anything of value, directly or indirectly, to any person for the purpose of illegally or improperly inducing a decision or obtaining or retaining business in connection with this Order. Further, in the execution of its obligations under this Order, Seller shall take the necessary precautions to prevent any injury to persons or to property.

15.	COMPLIANCE WITH LAWS.

15.1 General. Seller represents, warrants, certifies and covenants that it will comply with all laws applicable to the goods, services and/or the activities contemplated or provided under this Order, including, but not limited to, any national, international, federal, state, provincial or local law, treaty, convention, protocol, regulation, directive or ordinance and all lawful orders, including judicial orders, rules and regulations issued thereunder, including without limitation those dealing with the environment, health and safety, records retention, personal data protection and the transportation or storage of hazardous materials. As used in this Order, the term “hazardous materials” shall mean any substance or material defined as a hazardous material, hazardous substance, toxic substance, pesticide or dangerous good under 49 CFR 171.8 or any other substance regulated on the basis of potential impact to safety, health or the environment pursuant to an applicable requirement of any entity with jurisdiction over the activities, goods or services, which are subject to this Order. Seller shall also comply with good industry practices, including the exercise of that degree of skill, diligence, prudence and foresight which can reasonably be expected from a competent Seller who is engaged in the same type of service or manufacture under similar circumstances in a manner consistent with all applicable legal requirements and with all applicable generally recognized international standards. No goods or services supplied under this Order have been or will be produced: (i) utilizing forced, indentured or convict labor; (ii) utilizing the labor of persons in violation of the minimum working age law in the country of manufacture of the goods or any country in which services are provided under this Order; or (iii) in violation of minimum wage, hour of service, or overtime laws in the country of manufacture or any country in which services are provided under this order. If forced or prison labor, or labor below applicable minimum working age, is determined to have been used in connection with this Order, Buyer shall have the right to immediately terminate the Order without further compensation. Seller further represents that the goods were or will be produced in compliance with the Fair Labor Standards Act of 1938, as amended, including Section 12 (a). Seller agrees to cooperate fully with Buyer’s audit and/or inspection efforts intended to verify Seller’s compliance with Sections 14 or 15 of this Order. Seller further agrees at Buyer’s request to provide certificates relating to any applicable legal requirements or to update any and all of the certifications, representations and warranties under this Order in form and substance satisfactory to Buyer. Buyer shall have the right to audit all pertinent records of Seller, and to make reasonable inspections of Seller facilities, to verify compliance with this section.

15.2 EHS/MBE/WBE. Seller represents, warrants, certifies and covenants that it will take appropriate actions necessary to protect health, safety and the environment, including, without limitation, in the workplace and during transport and has established an effective program to ensure any suppliers it uses under this Order will be in conformance with Section 15 of this Order. In addition, Seller shall comply with any provisions, certifications (including updates), representations, agreements or contract clauses required to be included or incorporated by reference or operation of law in this Order dealing with applicable provisions of the following laws and related regulations: i) Equal Opportunity (Executive Order 11246 as amended by Executive Orders 113575 and 10286); ii) Employment of Veterans (Executive Order 11701); iii) Employment of the Handicapped (Executive Order 11758 as amended by Executive Order

11

11867); iv) Employment Discrimination Because of Age (Executive Order 11141); v) Utilization of Disadvantaged and Minority Business Enterprises (Executive Order 11625, Public Law 95¬507); vi) Occupational Safety and Health Act (OSHA), including without limitation those regulations, such as, 29 CFR 1910.1200, concerning Material Safety Data Sheets (OSHA Form 20) and mandated labeling information; vii) related U.S. Environmental Protection Agency (EPA) regulations, including those pertaining to the commercial introduction of chemicals and chemical products; viii) if any goods or materials sold or otherwise transferred to Buyer hereunder contain hazardous materials, similar labeling and other information provision requirements in any other jurisdiction to or through which Buyer informs Seller the goods will likely be shipped or to or through which Seller otherwise has knowledge that shipment will likely occur; and ix) Section 211 of the Energy Reorganization Act, 10 CFR 50.7 (Employee Protection) and 29 CFR 24.2 (Obligations and Prohibited Acts), prohibiting discrimination against employees for engaging in “protected activities”, which include reporting of nuclear safety or quality concerns, and Seller shall immediately inform Buyer of any alleged violations, notice of filing of a complaint or investigation related to any such allegation or complaint. Seller shall also comply with U.S. Department of Transportation regulations governing the packaging, marking, shipping and documentation of hazardous materials, including hazardous materials specified pursuant to 49 CFR, the International Maritime Organization (IMO) and the International Air Transport Association (IATA). Seller certifies that it is in compliance with the requirements for non-segregated facilities set in 41 CFR Chapter 60-1.8. Seller agrees to provide small business as well as minority and/or women-owned business utilization and demographic data upon request. Seller represents, warrants, certifies and covenants that each chemical substance constituting or contained in goods sold or otherwise transferred to Buyer is listed on: (i) on the list of chemical substances compiled and published by the Administrator of the EPA pursuant to the U.S. Toxic Substances Control Act (“TSCA”) (15 U.S.C. 2601 et seq), otherwise known as the TSCA Inventory, or exempted from such list under 40 CFR 720.30 - 38; (ii) the Federal Hazardous Substances Act (P.L. 92-516) as amended; (iii) the European Inventory of Existing Commercial Chemical Substances (EINECS) as amended; (iv) the European List of Notified Chemical Substances (ELINCS) and lawful standards and regulations thereunder; or (v) any equivalent or similar lists in any other jurisdiction to or through which Buyer informs Seller the goods will likely be shipped, or to or through which Seller otherwise has knowledge that shipment will likely occur. Goods sold or transferred to Buyer will not include: (i) any of the following chemicals: arsenic, asbestos, benzene, beryllium, carbon tetrachloride, cyanide, lead or lead compounds, cadmium or cadmium compounds, hexavalent chromium, mercury or mercury compounds, trichloroethylene, tetrachloroethylene, methyl chloroform, polychlorinated biphenyls (PCB), polybrominated biphenyls (PBB), polybrominated diphenyl ethers (PBDE); (ii) any chemical or hazardous material otherwise prohibited pursuant to Section 6 of TSCA; (iii) any chemical or hazardous material otherwise restricted pursuant to EU Directive 2002/95/EC (27 January 2003) (the “ROHS Directive”); (iv) designated ozone depleting chemicals as restricted under the Montreal Protocol (including, without limitation, 1,1,1 trichloroethane, carbon tetrachloride, Halon-1211, 1301, and 2402, and chlorofluorocarbons (CFCs) 11-13, 111-115, 211-217), unless Buyer agrees in writing and Seller identifies an applicable exception from any relevant legal restriction on the inclusion of such chemicals in the goods sold or transferred to Buyer; (v) any other chemical or hazardous material the use of which is restricted in any other jurisdiction to or through which Buyer informs Seller the goods are likely to be shipped or to or through which Seller otherwise has knowledge that shipment will likely occur, unless Buyer expressly agrees in writing and Seller identifies an applicable exception from any relevant legal restriction on the inclusion of such chemicals or hazardous materials in the goods sold or transferred to Buyer. Seller represents, warrants, certifies and covenants that, except as specifically listed on the face of this Order or in an applicable addendum, none of the goods supplied under this Order are electrical or electronic equipment under EU Directive 2002/96/EC (27 January 2003) (the “WEEE Directive”), as amended, or any other electrical or electronic

12

equipment take-back requirement of a jurisdiction in which Buyer informs Seller the goods are likely to be sold or in which Seller otherwise has knowledge that sale will likely occur. For any goods specifically listed on the face of this Order or in such addendum as electrical or electronic equipment that are covered by the WEEE Directive, as amended, or other applicable electrical or electronic equipment take-back requirement and purchased by Buyer hereunder, Seller agrees to: (i) assume responsibility for taking back such goods in the future upon the request of Buyer and treating or otherwise managing them in accordance with the requirements of the WEEE Directive and applicable national implementing legislation or other applicable electrical or electronic equipment take-back requirements; and (ii) take back as of the date of this Order any used goods currently owned by Buyer of the same class of such goods purchased by Buyer hereunder up to the number of new units being purchased by Buyer or to arrange with a third-party to do so in accordance with all applicable requirements. Seller will not charge Buyer any additional amounts, and no additional payments will be due from Buyer for Seller’s agreement to undertake these responsibilities.

15.3 Anti-Dumping. Seller represents, warrants, certifies and covenants that all sales made hereunder are made in circumstances that will not give rise to the imposition of new anti-dumping or countervailing duties under United States law (19 U.S.C. Sec. 1671 et seq.), European Union (Council Regulation (EC) No. 384/96 of December 22, 1995, Commission Decision No. 2277/96/ECSC of November 28, 1996), similar laws in such jurisdictions or the law of any other country to which the goods may be exported. To the full extent permitted by law, Seller will indemnify, defend and hold Buyer harmless from and against any costs or expenses (including any countervailing duties which may be imposed and, to the extent permitted by law, any preliminary dumping duties that may be imposed) arising out of or in connection with any breach of this warranty. In the event that countervailing or anti-dumping duties are imposed that cannot be readily recovered from Seller, Buyer may terminate this Order with no further liability of any nature whatsoever to Seller hereunder. In the event that any jurisdiction imposes punitive or other additional tariffs on goods subject to this agreement in connection with a trade dispute or as a remedy in an “escape clause” action or for any other reason, Buyer may, at its option, treat such increase in duties as a condition of Force Majeure.

15.4 Importer of Record and Drawback. If goods are to be delivered DDP (INCOTERMS 2000) to the destination country, Seller agrees that Buyer will not be a party to the importation of the goods, that the transaction(s) represented by this Order will be consummated after importation and that Seller will neither cause nor permit Buyer’s name to be shown as “importer of record” on any customs declaration. Seller also confirms that it has Non-Resident importation rights, if necessary, into the destination country with knowledge of the necessary import laws. If Seller is the importer of record into the United States for any goods, including any component parts thereof, associated with this Order, Seller shall provide Buyer required documentation for Duty Drawback purposes which includes, but is not limited to, Customs Form 7552 entitled “Certificate of Delivery” properly executed as well as Customs Form 7501 “Entry Summary” and a copy of Seller’s Invoice.

15.5 U.S. Export Controls. This Order and all items furnished by Buyer to Seller in connection herewith shall at all times be subject to the export control laws and regulations of the U.S. including, but not limited to, 10 CFR Part 810 and U.S. Export Administration Regulations. Seller agrees and gives assurance that no items, equipment, materials, services, technical data, technology, software or other technical information or assistance furnished by Buyer, or any good or product resulting therefrom, shall be exported or re-exported by Seller or its authorized transferees, if any, directly or indirectly, except to the consignee(s), if any, specified on this Order, unless in accordance with applicable U.S. export laws and regulations. The aforesaid

13

obligations shall survive any satisfaction, expiration, termination or discharge of any other contract obligations.

16.	CONFIDENTIAL OR PROPRIETARY INFORMATION AND PUBLICITY.

“Confidential Information” as used in this Order shall mean all such information that is or has been disclosed by either the Buyer or Seller in connection with this Order (the Disclosing Party”) (i) in writing or by email or other tangible electronic storage medium and is clearly marked “Confidential” or “Proprietary,” or (ii) orally or visually, and then followed within ten (10) working days thereafter with a disclosure complying with the requirements of clause (i) above. The party receiving the Confidential Information (the “Receiving Party”) shall keep confidential the Confidential Information and shall not divulge, directly or indirectly, such Confidential Information for the benefit of any third party without the Disclosing Party’s prior written consent. Except as required for the efficient performance of this Order, neither party shall use the other party’s Confidential Information or make or permit copies to be made of such Confidential Information without the Disclosing Party’s prior written consent. If any reproduction of the Confidential Information is made with such prior written consent, notice of the restrictions on disclosure, use and reproduction referred to above shall be provided thereon. Notwithstanding the foregoing, any information disclosed by the Disclosing Party shall not be regarded as Confidential Information if such information: (i) is or becomes generally available to the public other than as a result of disclosure by the Receiving Party; (ii) was available on a non-confidential basis prior to its disclosure to the Receiving Party; (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party when such source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation with the Disclosing Party, or (iv) was independently developed by the Receiving Party without reference to the Confidential Information, and the Receiving Party can verify the development of such information by written documentation. Upon completion or termination of this Order, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information, any copies thereof, any materials incorporating any such Confidential Information and any copies thereof. Neither party shall make any announcement, take or release any photographs (except for its internal operation purposes for manufacture and assembly of goods) or release any information concerning this Order or with respect to its business relationship with the other party, to any third party, member of the public, press, business entity or any official body except as required by applicable law, rule, regulation, injunction or administrative order, without the other party’s prior written consent. Notwithstanding the foregoing, the Seller shall be permitted to disclose the Supply Agreement and/or any Appendices thereto and related agreements and Orders to current and potential investors, stockholders and lenders that have agreed in writing to maintain the confidentiality of such documents and that have entered into at least a non-binding agreement with Seller or any if its Affiliates to provide financing to Seller or any of its Affiliates or to acquire all or any portion of the Seller’s or any of its Affiliates’ capital stock, assets or business; provided, however, that Seller shall provide written notice to Buyer of such disclosure within fourteen (14) days of entering into such a non-binding agreement and shall use commercially reasonable efforts to provide for GE as a third party beneficiary of the written agreement by the potential investors, stockholders and lenders to maintain the confidentiality of such documents.

17.	INTELLECTUAL PROPERTY INDEMNIFICATION.

Seller shall defend, indemnify and hold harmless Buyer from all costs and expenses related to any suit, claim or proceeding brought against Buyer or its customers to the extent based on a claim that any Seller manufacturing process used to manufacture goods hereunder (other than

14

those specifically required by Buyer) constitutes (i) an infringement of any patent, copyright or trademark of any third party in any Covered Jurisdiction (as defined below), or (ii) a misappropriation of the subject matter of any trade secret or other intellectual property right of any third party in any Covered Jurisdiction . Buyer shall defend, indemnify and hold Seller harmless from all cost and expenses related to any suit, claim or proceeding brought against Seller or its customers to the extent based on a claim that any design or specification provided by Buyer to Seller hereunder constitutes (i) an infringement of any patent, copyright or trademark of any third party in any Covered Jurisdiction, or (ii) a misappropriation of the subject matter of any trade secret or other intellectual property right of any third party in any Covered Jurisdiction. For purposes of this Section 17, “Covered Jurisdiction” means the [...***...]. The indemnified party shall notify the indemnifying party promptly and give authority, information, and assistance (at the indemnifying party’s expense) for the defense of same, and the indemnifying party shall pay all damages and costs awarded therein. If use of the goods is enjoined as a result of an infringement for which Seller is responsible hereunder, Seller shall, at its own expense and option, either (i) procure for Buyer the right to continue using the goods, or (ii) modify the goods so that they become non-infringing, or (iii) replace the goods with non-infringing goods. [...***...].

18.	SUPPLIER SECURITY AND CRISIS MANAGEMENT POLICY AND C-TPAT REQUIREMENTS.

18.1 Security and Crisis Management Policy. Seller shall have and comply with a company security and crisis management policy, which shall be revised and maintained proactively and as may be requested by Buyer in anticipation of security and crisis risks relevant to the Seller’s business (“Security and Crisis Management Policy”). The Security and Crisis Management policy shall identify and require Seller’s management and employees to take appropriate measures necessary to do the following:

(a) provide for the physical security of the people working on Seller’s premises and others working for or on behalf of Seller;

(b) provide for the physical security of Seller’s facilities and physical assets related to the performance of the work, including, in particular, the protection of Seller’s mission critical equipment and assets;

(c) protect software related to the performance of work from loss, misappropriation, corruption and/or other damage;

(d) protect Buyer’s and Seller’s drawings, technical data and other proprietary information related to the performance of work from loss, misappropriation, corruption and/or other damage;

(e) provide for the prompt recovery, including through preparation, adoption and maintenance of a disaster recovery plan, of facilities, physical assets, software, drawings, technical data, other intellectual property and/or the Seller’s business operations in the event of a security breach, incident, crisis or other disruption in Seller’s ability to use the necessary facilities, physical assets, software, drawings, technical data or other intellectual property and/or to continue its operations; and

15

(f) ensure the physical integrity and security of all shipments against the unauthorized introduction of harmful or dangerous materials.

Buyer reserves the right to inspect Seller’s Security and Crisis Management Policy and to conduct on-site audits of Seller’s facility and practices to determine whether such policy and Seller’s implementation of such policy are reasonably sufficient to protect Buyer’s interests. If Buyer reasonably determines that Seller’s Security and Crisis Management Policy and/or such policy implementation is/are insufficient to protect Buyer’s property and interests, Buyer may give Seller notice of such determination. Upon receiving such notice, Seller shall have forty-five (45) days thereafter to make such policy changes and take the implementation actions reasonably requested by Buyer. Seller’s failure to take such actions shall give Buyer the right to terminate this Order immediately without further compensation to Seller.

18.2 C-TPAT Compliance. The Customs-Trade Partnership Against Terrorism (“C-TPAT”) program of the United States Customs and Border Protection is designed to improve the security of shipments to the United States. This section applies only to Sellers with non-U.S. locations that are involved in the manufacture, warehousing or shipment of goods to Buyer or to a customer or supplier of Buyer located in the United States. Seller agrees that it will review the C-TPAT requirements for foreign manufacturers and that it will maintain a written plan for security procedures in accordance with the recommendations of U.S. Customs and Border Protection as outlined at http://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/criteria_importers/ctp at_importer_criteria.xml (“Security Plan”). The Security Plan shall address security criteria such as: container security and inspection, physical access controls, personnel security, procedural security, security training and threat awareness and information technology security. Note: The C-TPAT recommendations are similar to the Security and Crisis Management Policy requirements in Section 18.1 above, and Seller’s Security and Crisis Management Policy may meet the recommendations of C-TPAT. Upon request of Buyer, Seller shall:

(a) certify to Buyer in writing that it has read the C-TPAT security criteria, maintains a written Security Plan consistent with the C-TPAT security criteria and has implemented appropriate procedures pursuant to such plan;

(b) identify an individual contact responsible for Seller’s facility, personnel and shipment security measures and provide such individual’s name, title, address, email address and telephone and fax numbers; and

(c) inform Buyer of its C-TPAT membership status.

Where Seller does not exercise control of manufacturing or transportation of goods destined for delivery to Buyer or its customers in the U.S., Seller agrees to communicate the C-TPAT recommendations to its suppliers and transportation providers and to use commercially reasonable efforts to ensure that such suppliers and transportation providers implement such recommendations. Further, upon advance notice by Buyer to Seller and during Seller’s normal business hours, Seller shall make its facility available for inspection by Buyer’s representative for the purpose of reviewing Seller’s compliance with the C-TPAT security recommendations and with Seller’s Security Plan. Each party shall bear its own costs in relation to such inspection and review. All other reasonable and necessary costs associated with development and implementation of Seller’s Security Plan and C-TPAT compliance shall be borne by the Seller.

19.	PACKING, PRESERVATION AND MARKING.

16

Packing, preservation and marking will be in accordance with the specification drawing or as specified on the Order, or if not specified, the best commercially accepted practice will be used, and at a minimum consistent with applicable law. In addition, Seller shall include the following information on each shipment under this Order: Buyer’s Order number, case number, routing center number (if provided by Buyer’s routing center), country of manufacture, destination shipping address, commodity description, gross/net weight in kilograms and pounds, dimensions in centimeters and inches, center of gravity for items greater than one (1) ton and precautionary marks (e.g., fragile, glass, air ride only, do not stack, etc.), loading hook/lifting points and chain/securing locations where applicable to avoid damage and improper handling. Seller shall place all markings in a conspicuous location as legibly, indelibly and permanently as the nature of the article or container will permit. All goods shall be packed in an appropriate manner, giving due consideration to the nature of the goods, with packaging suitable to protect the goods during transport from damage and otherwise to guarantee the integrity of the goods to destination. Goods that cannot be packed due to size or weight shall be loaded into suitable containers, pallets or crossbars thick enough to allow safe lifting and unloading. Vehicles that reach their destination and present unloading difficulties will be sent back to their point of departure.

20.	GOVERNING LAW.

This Order shall in all respects be governed by and interpreted in accordance with the substantive law of the State of New York, U.S.A., excluding its conflicts of law provisions. The parties exclude application of the United Nations Convention on Contracts for the International Sale of Goods.

21.	DISPUTE RESOLUTION.

21.1 If Seller is a permanent resident of the U.S., or a corporation or partnership existing under the laws of the U.S., Buyer and Seller shall attempt amicably to resolve any controversy, dispute or difference arising out of this Order, failing which either party may initiate litigation. Litigation may be brought only in the U.S. District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County. The parties submit to the jurisdiction of said courts and waive any defense of forum non conveniens.

21.2 If Seller is a permanent resident of a country other than the U.S., or is a corporation or partnership existing under the laws of any country other than the U.S., the parties agree to attempt to submit any controversy, dispute or difference arising out of this Order to settlement proceedings under the Alternative Dispute Resolution Rules (the “ADR Rules”) of the International Chamber of Commerce (“ICC”). If the dispute has not been settled pursuant to the ADR Rules within forty-five (45) days following the filing of a request for ADR or within such other period as the parties may agree in writing, such dispute shall be finally settled under the Rules of Arbitration of the ICC (the “ICC Rules”) by one or more arbitrators appointed in accordance with such ICC Rules. The place for arbitration shall be New York City, New York, U.S.A. and proceedings shall be conducted in the English language, unless otherwise stated in this Order. The award shall be final and binding on both Buyer and Seller, and the parties hereby waive the right of appeal to any court for amendment or modification of the arbitrators’ award.

22.	COMPLIANCE WITH DATE PROCESSING REQUIREMENTS

17

22.1 Seller represents and warrants that all goods and/or services and any enhancements, upgrades, customizations, modifications, maintenance and the like (the “goods/services”) shall at delivery and all times thereafter, and in all subsequent updates or revisions of any kind, accurately process, provide and/or receive date data, including without limitation, calculating, comparing, sequencing and performance of leap year calculations. In particular, Seller represents and warrants that: a) no value for current date will cause any error, interruption or decreased functionality or performance of such goods/services; and b) all manipulations of date-related data by or through such goods/services (including calculating, comparing, sequencing, processing and outputting) will produce correct results, without human intervention, for all valid dates, including when goods/services are used in combination with other products. As used in this paragraph, the words “date” and “dates” shall be deemed to include “time”.

22.2 If at any time the goods and/or services are found by Buyer or its customers to fail the foregoing warranty, then, in addition to any other available remedies, Seller shall at Buyer’s option repair or replace any non-conforming goods/services, including, without limitation, installation of corrective changes or repairs, all at no cost to Buyer. Seller shall not require Buyer to make any changes to the goods/services (except for installation of corrective changes provided), shall not require or cause to be made any changes to Buyer’s data, unless Buyer in its sole discretion approves such changes and shall not require or cause to be made any changes to any other good, product or service used by Buyer.

23.	WAIVER.

No claim or right arising out of a breach of this Order can be discharged in whole or in part by a waiver or renunciation unless supported by consideration and made in writing signed by the aggrieved party. Either party’s failure to enforce any provisions hereof shall not be construed a waiver of a party’s right thereafter to enforce each and every such provision.

24.	ELECTRONIC COMMERCE.

Seller agrees to participate in all of Buyer’s current and future electronic commerce applications and initiatives upon Buyer’s request, provided that Seller will not be obligated to spend more than [...***...] per year on such initiatives. For contract formation, administration, changes and all other purposes, each electronic message sent between the parties within such applications or initiatives will be deemed: a) “written” and a “writing”; b) “signed” (in the manner below); and c) an original business record when printed from electronic files or records established and maintained in the normal course of business. The parties expressly waive any right to object to the validity, effectiveness or enforceability of any such electronic message on the ground that a “statute of frauds” or any other law requires written, signed agreements. Between the parties, any such electronic documents may be introduced as evidence in any proceedings as business records originated and maintained in paper form. Neither party shall object to the admission of any such electronic document under either the best evidence rule or the business records exception to the hearsay rule. By placing a name or other identifier on any such electronic message, the party doing so intends to sign the message with his/her signature attributed to the message content. The effect of each such message will be determined by the electronic message content and by New York law, excluding any such law requiring signed agreements or otherwise in conflict with this paragraph.

25.	PERSONAL DATA PROTECTION.

25.1 “Personal Data” includes any information relating to an identified or identifiable natural . person; “Buyer Personal Data” includes any Personal Data obtained by Seller from Buyer; and

18

“Processing” includes any operation or set of operations performed upon Personal Data, such as collection, recording, organization, storage, adaptation or alteration, retrieval, accessing, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

25.2 Seller, including its officers, directors, employees and/or agents, shall view and Process Buyer Personal Data only on a need-to-know basis and only to the extent necessary to perform this Order or to carry out Buyer’s further written instructions.

25.3 Seller shall use reasonable technical and organizational measures to ensure the security and confidentiality of Buyer Personal Data in order to prevent, among other things, accidental, unauthorized or unlawful destruction, modification, disclosure, access or loss. Seller shall immediately inform Buyer of any Security Breach involving Buyer Personal Data, where “Security Breach” means any event involving an actual, potential or threatened compromise of the security, confidentiality or integrity of the data, including but not limited to any unauthorized access or use. Seller shall also provide Buyer with a detailed description of the Security Breach, the type of data that was the subject of the Security Breach, the identity of each affected person and any other information Buyer may request concerning such affected persons and the details of the breach, as soon as such information can be collected or otherwise becomes available. Seller agrees to take action immediately, at its own expense, to investigate the Security Breach and to identify, prevent and mitigate the effects of any such Security Breach and to carry out any recovery necessary to remedy the impact. Buyer must first approve the content of any filings, communications, notices, press releases or reports related to any Security Breach (“Notices”) prior to any publication or communication thereof to any third party. Seller also agrees to bear any cost or loss Buyer may incur as a result of the Security Breach, including without limitation, the cost of Notices.

25.4 Upon termination of this Order, for whatever reason, Seller shall stop the Processing of Buyer Personal Data, unless instructed otherwise by Buyer, and these undertakings shall remain in force until such time as Seller no longer possesses Buyer Personal Data.

25.5 Seller understands and agrees that Buyer may require Seller to provide certain Personal Data (“Seller Personal Data”) such as the name, address, telephone number and e-mail address of Seller’s representatives in transactions and that Buyer and its Affiliates and its or their contractors may store such data in databases located and accessible globally by their personnel and use it for purposes reasonably related to the performance of this Order, including but not limited to supplier and payment administration. Seller agrees that it will comply with all legal requirements associated with transferring any Seller Personal Data to Buyer. Buyer will be the Controller of this data for legal purposes and agrees not to share Seller Personal Data beyond Buyer, its Affiliates and its or their contractors, and to use reasonable technical and organizational measures to ensure that Seller Personal Data is processed in conformity with applicable data protection laws. “Controller” shall mean the legal entity which alone or jointly with others determines the purposes and means of the processing of Personal Data. By written notice to Buyer, Seller may obtain a copy of the Seller Personal Data and submit updates and corrections to it.

26.	ENTIRE AGREEMENT.

This Order, with documents as are expressly incorporated by reference, is intended as a complete, exclusive and final expression of the parties’ agreement with respect to the subject matter herein and supersedes any prior or contemporaneous agreements, whether written or oral, between the parties. This Order may be executed in one or more counterparts, each of which

19

shall for all purposes be deemed an original and all of which shall constitute the same instrument. Facsimile signatures on such counterparts are deemed originals. No course of prior dealings and no usage of the trade shall be relevant to determine the meaning of this Order even though the accepting or acquiescing party has knowledge of the performance and opportunity for objection. The term “including” shall mean and be construed as “including, but not limited to”, unless expressly stated to the contrary. The invalidity, in whole or in part, of any of the foregoing articles or paragraphs of this Order shall not affect the remainder of such article or paragraphs or any other article or paragraphs of this Order, which shall continue in full force and effect. All provisions or obligations contained in this Order, which by their nature or effect are required or intended to be observed, kept or performed after termination or expiration of an Order will survive and remain binding upon and for the benefit of the parties, their successors (including without limitation successors by merger) and permitted assigns including, without limitation, Sections 4, 5, 8, 9, 12, 15, 16, 17, 22 and 25.

20

APPENDIX 4

PREMIUM PAYABLE BY BUYER UPON TERMINATION FOR CONVENIENCE

Buyer will pay to Seller a termination for convenience fee in accordance with the following schedule:

If termination for convenience causes Seller to cease production in the Production Facility in the following year:	Termination for convenience fee payable by Buyer:
2013	[...***...]
2014	[...***...]

1

APPENDIX 5

TOOLING

[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

1

APPENDIX 6

GE ENERGY INTEGRITY GUIDE FOR SUPPLIERS,

CONTRACTORS AND CONSULTANTS

A Message from GE Energy

General Electric Company and its GE Energy business (“GE”) are committed to unyielding Integrity and high standards of business conduct in everything we do, especially in our dealings with GE suppliers, contractors and consultants (collectively “suppliers”). For well over a century, GE people have created an asset of incalculable value - the company’s worldwide reputation for integrity and high standards of business conduct. That reputation, built by so many people over so many years, rides on each business transaction we make.

GE bases supplier relationships on lawful, efficient and fair practices, and expects its suppliers to adhere to applicable legal requirements in their business relationships, including those with their employees, their local environments, and GE. The quality of our supplier relationships often has a direct bearing on the quality of our customer relationships. Likewise, the quality of our suppliers’ products and services affects the quality of our own products and services.

To help GE suppliers understand the GE commitment to unyielding Integrity and the standards of business conduct that all GE suppliers must meet, GE has prepared this GE Energy Integrity Guide for Suppliers, Contractors and Consultants. The Guide is divided into four sections:

•	GE Code of Conduct

•	GE Compliance Obligations

•	Responsibilities of GE Suppliers

•	How to Raise an Integrity Concern

Suppliers should carefully review this Guide, including but not limited to the section, Responsibilities of GE Suppliers. Suppliers are responsible for ensuring that they and their employees, representatives and sub-suppliers comply with the standards of conduct required of GE suppliers. Please contact the GE manager you work with or any GE Compliance Resource if you have any questions about this Guide or the standards of business conduct that all GE suppliers must meet.

John G. Rice, President & CEO, GE Energy Stephen B. Bransfield, Vice President, Global Supply Chain Management

Sam Aquillano, General Manager, Global Sourcing

GE Code of Conduct

GE’s commitment to total, unyielding Integrity is set forth in the Company’s Compliance Handbook, Integrity: The Spirit and The Letter of Our Commitment (“Spirit & Letter”). The policies set forth in the Spirit & Letter govern the conduct of all GE employees and are supplemented by compliance procedures and guidelines adopted by GE components. All GE employees must not only comply with the “letter” of the Company’s compliance policies, but also with their “spirit.”

The “spirit” of GE’s Integrity commitment is set forth in the GE Code of Conduct, which each GE employee has made a personal commitment to follow:

•	Obey the applicable laws and regulations governing our business conduct worldwide.

•	Be honest, fair and trustworthy in all of your GE activities and relationships.

•	Avoid all conflicts of interest between work and personal affairs.

•	Foster an atmosphere in which fair employment practices extend to every member of the diverse GE community.

•	Strive to create a safe workplace and to protect the environment.

•	Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.

No matter how high the stakes, no matter how great the “stretch”, GE will do business only by lawful and ethical means. When working with customers and suppliers in every aspect of our business, we will not compromise our commitment to integrity.

GE Compliance Obligations

All GE employees are obligated to comply with the requirements — the “letter”— of the Company’s compliance policies set forth in the Spirit & Letter. These policies implement the GE Code of Conduct and are supplemented by compliance procedures and guidelines adopted by GE components. A summary of some of the key compliance obligations of GE employees follows:

IMPROPER PAYMENTS

•	Always adhere to the highest standards of honesty and integrity in all contacts on behalf of GE. Never offer

1

bribes, kickbacks, illegal political contributions or other improper payments to any customer, government official or third party. Follow the laws of the United States and other countries relating to these matters.

•	Do not give significant gifts or provide any extravagant entertainment to a customer or supplier without GE management approval. Make sure all business entertainment and gifts are lawful and disclosed to the other party’s employer.

•	Employ only reputable people and firms as GE representatives and understand and obey any requirements governing the use of third party representatives.

INTERNATIONAL TRADE CONTROLS

•	Understand and follow applicable international trade control and customs laws and regulations, including those relating to licensing, shipping and import documentation and reporting and record retention requirements.

•	Never participate in boycotts or other restrictive trade practices prohibited or penalized under United States or applicable local laws.

•	Make sure all transactions are screened in accordance with applicable export/import requirements; and that any apparent conflict between U.S. and applicable local law requirements, such as the laws blocking certain U.S. restrictions adopted by Canada, Mexico and the members of the European Union, is disclosed to GE counsel.

MONEY LAUNDERING PREVENTION

•	Follow all applicable laws that prohibit money laundering and that require the reporting of cash or other suspicious transactions.

•	Learn to identify warning signs that may indicate money laundering or other illegal activities or violations of GE policies. Raise any concerns to GE counsel and GE management.

PRIVACY

•	Never acquire, use or disclose individual consumer information in ways that are inconsistent with GE privacy policies or with applicable privacy and data protection laws, regulations and treaties.

•	Maintain secure business records of individual consumer information, including computer-based information.

SUPPLIER RELATIONSHIPS

•	Only do business with suppliers who comply with local and other applicable legal requirements and any additional GE standards relating to labor, environment, health and safety, intellectual property rights and improper payments.

•	Follow applicable laws and government regulations covering supplier relationships.

•	Provide a competitive opportunity for suppliers to earn a share of GE’s purchasing volume, including small businesses and businesses owned by the disadvantaged, minorities and women.

WORKING WITH GOVERNMENTS

•	Follow applicable laws and regulations associated with government contracts and transactions.

•	Require any supplier providing goods or services for GE on a government project or contract to agree to comply with the intent of GE’s Working with Governments policy.

•	Be truthful and accurate when dealing with government officials and agencies.

COMPLYING WITH COMPETITION LAWS

•	Never propose or enter into any agreement with a GE competitor to fix prices, terms and conditions of sale, costs, profit margins, or other aspects of the competition for sales to third parties.

•	Do not propose or enter into any agreements or understandings with GE customers restricting resale prices.

•	Never propose or enter into any agreements or understandings with suppliers which restrict the price or other terms at which GE may resell or lease any product or service to a third party.

ENVIRONMENT, HEALTH & SAFETY

•	Learn how to conduct your activities in compliance with all relevant environmental and worker health and safety laws and regulations and conduct your activities accordingly.

•	Ensure that all new product designs or changes or services offerings are reviewed for compliance with GE guidelines.

•	Use care in handling hazardous materials or operating processes or equipment that use hazardous materials to prevent unplanned releases into the workplace or the environment.

•	Report to GE management all spills of hazardous materials; any concern that GE products are unsafe; and any potential violation of environmental, health or safety laws, regulations or company practices or requests to violate established EHS procedures.

FAIR EMPLOYMENT PRACTICES

•	Extend equal opportunity, fair treatment and a harassment-free work environment to all employees, coworkers, consultants and other business associates without regard to their race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law.

CONFLICTS OF INTEREST

•	Financial, business, or other non-work related activities must be lawful and free of conflicts with one’s responsibilities to GE.

•	Report all personal or family relationships, including those of significant others, with current or prospective suppliers you select, manage or evaluate.

2

•	Do not use GE equipment, information or other property (including office equipment, e-mail and computer applications) to conduct personal or non-GE business without prior permission from the appropriate GE manager.

CONTROLLERSHIP

•	Keep and report all GE records, including any time records, in an accurate, timely, complete, and confidential manner. Only release GE records to third parties when authorized by GE.

•	Follow GE’s General Accounting Procedures (GAP), as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

•	Financial statements and reports prepared for or on behalf of GE (including any component) must fairly present the financial position, results of operations, and/or other financial data for the periods and/or the dates specified.

INSIDER TRADING OR DEALING & STOCK TIPPING

•	Never buy, sell or suggest to someone else that they should buy or sell stock or other securities of any company (including GE) while you are aware of significant or material non-public information (inside information) about that company. Information is significant or material when it is likely that an ordinary investor would consider the information important in making an investment decision.

•	Do not pass on or disclose inside information unless necessary for the conduct of GE business — and never pass on or disclose such information if you suspect that the information will be used for an improper trading purpose.

INTELLECTUAL PROPERTY

•	Identify and protect commercially significant GE intellectual property in ways consistent with the law.

•	Consult with GE counsel in advance of soliciting, accepting or using proprietary information of outsiders, disclosing GE proprietary information to outsiders or permitting third parties to use GE intellectual property.

•	Respect valid patents, copyrighted materials and other protected intellectual property of others; and consult with GE counsel for licenses or approvals to use such intellectual property.

Responsibilities of GE Suppliers

GE will only do business with suppliers that comply with applicable legal requirements. Suppliers that transact business with GE are expected to not only comply with their contractual obligations under any purchase order or agreement with GE, but also adhere to standards of business conduct consistent with those described in this section of the Guide. A supplier commitment to full compliance with these standards is the foundation of a mutually beneficial business relationship with GE.

GE requires and expects that each GE supplier shall comply with all applicable legal requirements. Unacceptable practices by a GE supplier include:

•	Minimum Age. Employing workers younger than the required minimum age.

•	Forced Labor. Using forced, prison or indentured labor, or workers subject to any form of compulsion or coercion.

•	Environmental Compliance. Lack of commitment to observing applicable environmental laws and regulations. Actions that GE will consider evidence of a lack of commitment to observing applicable environmental laws and regulations include:

•	Failing to maintain and enforce written and comprehensive environmental management programs which are subject to periodic audit.

•	Failing to maintain and comply with all required environmental permits.

•	Permitting any discharge to the environment in violation of law, issued/required permits, or that would otherwise have an adverse impact on the environment.

•	Health & Safety. Failure to provide workers a workplace that meets applicable health and safety standards.

•	Code of Conduct. Failure to maintain and enforce company policies requiring adherence to lawful business practices, including a prohibition against bribery of government officials.

•	Business Practices and Dealings with GE. Offering or providing, directly or indirectly, anything of value, including cash, bribes or kickbacks, to any GE employee, representative or customer or government official in connection with any GE procurement, transaction or business dealing. Such prohibition includes the offering or providing of any consulting, employment or similar position by a supplier to any GE employee (or their family member or significant other) involved with a GE procurement. GE also requires that a GE supplier not offer or provide GE employees and representatives with any gifts, other than gifts of nominal value to commemorate or recognize a particular GE-supplier business transaction or activity. In particular, a GE supplier shall not offer, invite or permit GE employees and representatives to participate in any supplier or supplier-sponsored contest, game or promotion.

•	Business Entertainment of GE Employees and Representatives. Failing to respect and comply with the business entertainment (including travel and living) policies established by GE and governing GE employees

3

and representatives. A GE supplier is expected to understand the business entertainment policies of the applicable GE component or operation before offering or providing any GE employee or representative any business entertainment. Business entertainment should never be offered to a GE employee and representative by a supplier under circumstances that create the appearance of an impropriety.

•	Collusive Conduct and GE Procurements. Sharing or exchanging any price, cost or other competitive information or the undertaking of any other collusive conduct with any other third party supplier or bidder to GE with respect to any proposed, pending or current GE procurement.

•	Intellectual & Other Property Rights. Failing to respect the intellectual and other property rights of others, especially GE. In that regard, a GE supplier shall:

•	Only use GE information and property (including tools, drawings and specifications) for the purpose for which they are provided to the supplier and for no other purposes.

•	Take appropriate steps to safeguard and maintain the confidentiality of GE proprietary information, including maintaining it in confidence and in secure work areas and not disclosing it to third parties (including other customers, subcontractors, etc.) without the prior written permission of GE.

•	Only transmit GE information over the Internet on an encrypted basis.

•	Observe and respect all GE patents, trademarks and copyrights and comply with such restrictions or prohibitions on their use as GE may from time to time establish.

•	Export Controls & Customs Matters. The transfer of GE technical information to any third party without the express, written permission of GE. Failing to comply with all applicable export controls laws and regulations in the export or re-export of GE technical information, including any restrictions on access and use applicable to non-U. S. nationals, and failing to ensure that all invoices and any customs or similar documentation submitted to GE or governmental authorities in connection with transactions involving GE accurately describe the goods and services provided or delivered and the price thereof.

•	Use Sub-Suppliers or Third Parties to Evade Requirements. The use of sub-suppliers or other third parties to evade legal requirements applicable to the supplier and any of the standards set forth in this Section of the Guide.

The foregoing standards are subject to modification in the discretion of GE. Please contact the GE manager you work with or any GE Compliance Resource if you have any questions about these standards and/or their application to particular circumstances. Each GE supplier is responsible for ensuring that the supplier and its employees and representatives understand and comply with these standards. GE will only do business with those suppliers that comply with applicable legal requirements and reserves the right, based on its assessment of information then available to GE, to terminate, without liability to GE, any pending purchase order or contract with any supplier that does not comply with the standards set forth in this section of the Guide.

How to Raise an Integrity Concern

Each GE supplier is expected to promptly inform GE of any Integrity concern involving or affecting GE, whether or not the concern involves the supplier, as soon as the supplier has knowledge of such Integrity concern. A GE supplier shall also take such steps as GE may reasonably request to assist GE in the investigation of any Integrity concern involving GE and the supplier. An Integrity concern may be raised by a GE supplier with cognizant GE management, Company or GE Energy Helplines, or any GE Compliance Resource (i.e., Company legal counsel or auditor).

I. Define your concern: Who or what is the concern?

When did it arise? What are the relevant facts?

II. Raise the concern - prompt reporting is crucial:

•	Discuss with a GE Energy Manager; or

•	Call the:

GE Energy Compliance Helpline at 800-443-1391

GE Corporate Ombudsperson at 800-227-5003 or

ombudsperson@corporate.ge.com

GE Asia Pacific Helpline at 813-3588-9565

GE Canada Helpline at 905-858-5257

GE Europe Helpline at 44-181-846-8813

GE India Helpline at 91-11-335-5800

GE Mexico Helpline at 52-5-257-6009

GE Middle East Helpline at 966-1-404-1629

GE Latin America Helpline at 55-11-883-1854

•	A Company or GE Energy Compliance Resource will promptly review and investigate the concern.

III. GE Policy forbids retaliation against any person reporting an Integrity concern. Contact the GE Energy Compliance Helpline, the GE Corporate Ombudsperson or any GE Regional Helpline if you feel retaliated against because you reported a concern.

GE Energy’ quest for competitive excellence begins and ends with its unyielding commitment to ethical conduct.

4

APPENDIX 7

PRODUCTION FACILITY SPECIFICATIONS

•	[...***...] production lines

•	Approximately [...***...] square feet of manufacturing and office space

•	Capable of producing blades at the Planned Capacity level

•	Will accommodate the production of wind turbine blades [...***...] length and will be reasonably expandable to accommodate longer blades in the future.

1

APPENDIX 8

STORAGE FACILITY SPECIFICATIONS

•	Sufficient in size to store [...***...] wind turbine blades [...***...] in length or their equivalent

•	Anticipated that site will be contiguous with the Production Facility

•	Fully fenced and appropriately secured

•	Serviceable by truck or accessible to rail yard

•	Site to be graded and compacted

1

APPENDIX 9

FORM OF [...***...]

[...***...]

[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

1

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]

[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

2

[...***...]	[...***...]	[...***...]
[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

3

APPENDIX 10

SELLER PATENTS SUBJECT TO LICENSE

SELLER PATENTS include the patents listed below, including any divisions, reissues, reexaminations, continuations and continuations-in-part thereof on file with the relevant governmental authority as of the Effective Date, and any patents issued or applications filed as of Effective Date that claim priority from a patent listed below in any jurisdiction.

Patent No.	Title	Issue Date
[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]

[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

1

APPENDIX 11

QUALITY PLAN

Process Specification [...***...]

Seller Quality Plan to be submitted to GE Sourcing Quality prior to Full Commercial Operation Date.

1

APPENDIX 12

Guaranty Agreement with Seller’s Parent, LCSI Holding, Inc.

This GUARANTY AGREEMENT (this “Guaranty”) is made as of the 1st day of January, 2007, by LCSI Holding, Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A. (herein called “Guarantor”) for the benefit of GENERAL ELECTRIC INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware, U.S.A. (herein called “GE”). (GE and Guarantor are individually referred to herein as a “Party” and collectively as the “Parties.”)

RECITALS:

WHEREAS, TPI China, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called “Subsidiary”) is a wholly owned subsidiary of Guarantor;

WHEREAS, GE and Subsidiary have entered into a Supply Agreement, dated January 1, 2007 (herein the “Agreement”) related to the purchase of wind turbine blades by GE from Subsidiary;

WHEREAS, under Section 9 of the Agreement, Subsidiary is obligated to provide GE with this Guaranty; and

WHEREAS, to induce GE to enter into the Agreement with Subsidiary, Guarantor has agreed to provide GE with this Guaranty.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereto agree as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees to GE timely repayment by the Subsidiary of the Advance (as such term is defined in the Agreement) pursuant to and in accordance with the Agreement (hereinafter, “the Obligations”), provided that, this Guaranty shall be limited as set forth in Section 14 hereof,

2. If at any time Subsidiary fails, neglects or refuses to perform any of its Obligations as expressly provided in the Agreement after the expiration of any applicable grace or cure period provided therein, then upon receipt of written notice from a duly authorized officer of GE specifying the particular failure, Guarantor shall truly perform, or cause to be performed, any such Obligations as thereby required pursuant to and in accordance with the terms and conditions of the Agreement.

1

Guarantor hereby waives:

a. Notice of (i) acceptance hereof; (ii) the creation, existence or acquisition of all or any part of the Obligations, or (iii) consent to any modifications thereof;

b. Notice of adverse change in Subsidiary’s financial condition or of any other fact, which might substantially increase GE’s risk;

c. Notice of presentment for payment, demand or protest and notice thereof as to any instrument, except as otherwise expressly set forth herein;

d. Notice of Subsidiary’s default; and

e. All other notices and demands to which Guarantor might otherwise be entitled, except as otherwise expressly set forth herein.

3. To the extent permitted by applicable law, Guarantor further waives any and all rights, by statute or otherwise, to require GE to institute suit or otherwise exhaust its rights and remedies against Subsidiary. Guarantor further waives any defense arising by reason of any disability or other defense of Subsidiary or by reason of cessation of any cause whatsoever of the liability of Subsidiary other than through payment or performance of the Obligations.

4. Guarantor hereby consents and agrees that, without notice to or subsequent consent by Guarantor and without affecting or impairing the obligations of Guarantor as herein set forth, GE may, by action or inaction, compromise, settle, waive, extend, refuse to enforce, release (in whole or in part), or otherwise grant indulgences to Subsidiary in respect to any or all of the Obligations and may amend, modify or extend in any manner the Agreement or any other documents or agreements relating to the Obligations other than this Guaranty.

5. Guarantor consents and agrees that GE shall be under no obligation to marshal any assets in favor of Guarantor. Moreover, Guarantor covenants to pay all expenses (including court costs and reasonable attorney’s fees) incurred by GE in connection with defending and enforcing its rights under this Guaranty.

6. This Guaranty is an absolute, unconditional, irrevocable guaranty and, to the extent permitted by applicable law, shall remain in full force and effect without regard to future changes in conditions, including change of law, or any invalidity or irregularity with respect to the execution and delivery of any agreement by GE with respect to the Obligations.

7. As security for its obligations under this Guaranty, Guarantor shall pledge to GE and shall grant GE a continuing security interest in Guarantor’s equity interest in Subsidiary in accordance with the terms and conditions of the Membership Interest Pledge

2

Agreement, dated the date hereof, in the form set forth in Exhibit A to this Guaranty (herein, the “Pledge Agreement”).

8. No assignment or transfer of the Agreement or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

9. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Parties.

10. Guarantor represents and warrants that it is a corporation duly organized under the laws of Delaware; that it has full power to enter into this Guaranty; that its execution and delivery hereof has been duly authorized; and that this Guaranty constitutes a legal, valid, and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms.

11. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., excluding only those provisions regarding conflict of laws.

12. In the event of any breach, differences or disputes of whatsoever nature arising out of or relating to this Guaranty, the Parties irrevocably agree that any suit, action, or proceedings may be brought in the Courts of the State of New York, and the Parties irrevocably submit to the exclusive jurisdiction of such Courts.

13. Notwithstanding anything herein or in any other agreement, document or instrument to the contrary, (a) GE’s sole remedy under this Guaranty is to exercise its rights and remedies against the Collateral in accordance with the terms of, and as defined in, the Pledge Agreement, (b) Guarantor’s liability under this Guaranty is hereby limited accordingly and Guarantor shall not be liable for any money damages or any deficiency, and (c) this Guaranty shall be nonrecourse to Pledgor.

The Parties irrevocably waive any objections, which they may have now or hereafter to (i) the personal or subject matter jurisdiction of the Courts of the State of New York, (ii) the venue of any proceedings brought in the Courts of the State of New York, or (iii) that such proceedings have been brought in a non-convenient forum. The Parties irrevocably agree that any final judgment (after appeal or expiration of time for appeal) entered by such Court shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction to the fullest extent permitted by law.

Guarantor irrevocably designates as its agent for service of process to receive on its behalf service of process in the State of New York in respect of any claims under this Guaranty as follows:

Corporation Service Company

80 State Street

Albany, NY 12207-2543

3

Guarantor may from time to time designate a new agent for the receipt of process provided that such agent is either a company incorporated and registered in State of New York or any individual resident or partnership having its head office in State of New York, by giving notice of such change to GE.

IN WITNESS WHEREOF, the Parties hereto have caused this Guaranty to be executed by their respective authorized representatives as of the date first written above.

GENERAL ELECTRIC INTERNATIONAL, INC.	LCSI HOLDING, INC.

By:	By:
Name:	Name:
Title:	Title:

4

APPENDIX 13

Membership Interest Pledge Agreement with Seller’s Parent, LCSI Holding, Inc.

EXHIBIT A TO GUARANTY AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) dated as of January 1st, 2007, is given by LCSI HOLDING, INC. (“Pledgor”) in favor of GENERAL ELECTRIC INTERNATIONAL, INC. (“GE”).

W I T N E S S E T H:

WHEREAS, the Pledgor has established TPI China, LLC (‘‘TPI”) as a wholly owned limited liability company in the state of Delaware;

WHEREAS, in connection with a Supply Agreement, dated January 1, 2007 between GE and TPI related to the purchase of wind turbine blades by GE from TPI (the “Supply Agreement”), the Pledgor has executed and delivered a guaranty (as amended or otherwise modified from time to time, the “Guaranty”) of the repayment of the Advance under, and as defined in, such Supply Agreement; and

WHEREAS, the obligations of the Pledgor under the Guaranty are to be secured pursuant to this Agreement.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. When used herein, (a) capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Guaranty, (b) all terms defined in the Uniform Commercial Code of the State of New York and used herein shall have the same definitions herein as specified therein and (c) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Agreement - see the introductory paragraph.

Business Day means any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the states of Delaware, New York, Georgia or Rhode Island.

Collateral - see Section 2.

Costs and Expenses means, as to the Pledgor, all reasonable costs and expenses (including attorney’s costs) incurred by GE in connection with (i) the Pledgor’s execution, delivery and performance of this Agreement, (ii) protecting, preserving or maintaining any Collateral of the Pledgor, (iii) collecting the Liabilities of such Pledgor and (iv) enforcing any rights of GE in respect of the Collateral of the Pledgor

1

Default means any failure by the Pledgor to fulfill its obligations under the Guaranty, which failure remains uncured for a period exceeding 30 days’ of the Pledgor’s receipt of a notice of the same from GE.

Guaranty - see the recitals.

Liabilities means, as to the Pledgor, all obligations of the Pledgor to GE, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under the Guaranty, as the same may be amended, modified, extended or renewed from time to time.

Lien means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, any lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).

LLC Agreement means the limited liability company agreement, operating agreement or similar basic agreement for TPI (as amended, supplemented, restated or otherwise modified from time to time).

LLC Interests means all equity interests owned or otherwise held by the Pledgor in TPI and all rights of the Pledgor as a member of TPI, including all right, title and interest of the Pledgor in and to all profits, income, return of capital, distributions and other dividends from TPI to the Pledgor in its capacity as a member of TPI.

Permitted Liens means (i) Liens arising hereunder, (ii) inchoate tax and ERISA Liens , (iii) judgment Liens that are subordinate to the liens arising hereunder, and (iv) deposits or pledges made in connection with, or to secure the payment of, workmen’s compensation, unemployment insurance, old age pensions or social security.

Person means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, governmental authority or any other entity of whatever nature.

Pledged Property means all LLC Interests, all property received in exchange or substitution for any LLC Interest, all dividends, distributions and other returns from any LLC Interest, and all proceeds of any of the foregoing.

Pledgor - see the introductory paragraph.

Supply Agreement - see the recitals.

UCC means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2

2. Pledge. As security for the payment of all Liabilities, the Pledgor hereby pledges to GE for the benefit of GE, and grants to GE a continuing security interest in, all of the following:

A. the LLC Interests;

B. all other Pledged Property; and

C. all products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”.

3. Delivery of Pledged Property. (a) All certificates or instruments representing or evidencing any Collateral, including those representing or evidencing any LLC Interest, shall be delivered to and held by GE, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b) To the extent any of the Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC), the Pledgor shall cause the issuer thereof to acknowledge to GE the registration on the books of such issuer of the pledge and security interest hereby created in the manner required by Section 8-301(b) of the UCC.

4. Warranties. The Pledgor warrants to GE, as to itself and its Collateral, that:

(a) Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign upon exercise by GE of its rights and remedies hereunder) such Collateral, free and clear of all Liens, options or other charges or encumbrances, except Permitted Liens. No UCC financing statement covering any of the Collateral is presently on file in any public office other than those in favor of GE or those with respect to Permitted Liens. This Agreement creates a legal and valid security interest in the Collateral, which has been perfected as a first and prior Lien on the Collateral. No “control” as defined in Article 8 of the UCC has been given to any Person other than GE and holders of Permitted Liens.

(b) LLC Interests. The Pledgor owns 100% of the equity interest in TPI and has provided to GE a true, correct and complete copy of the LLC Agreement as in effect on the date hereof.

(c) Authorization, Approval, etc. Except for the filing of UCC financing statements and except for those which have been obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required for (i) the pledge by the Pledgor of any Collateral pursuant to this Agreement, (ii) the execution, delivery and performance of this Agreement by the Pledgor, (iii) the exercise by GE of the voting or other rights provided for in this Agreement (except as may be required in connection with a disposition of any

3

LLC Interest by laws affecting the offering and sale of securities generally) or (iv) except as may be required in connection with a disposition of any LLC Interest by laws affecting the offering and sale of securities generally, the exercise by GE of remedies in respect of the Collateral pursuant to this Agreement.

(d) Uncertificated Nature of LLC Interests. No right, title or interest of the Pledgor in TPI is represented by a certificate of interest or instrument, except such certificates or instruments, if any, as have been delivered to GE and are held in its possession, together with transfer documents as required in this Agreement (and the Pledgor covenants and agrees that any such certificates or instruments hereafter received by the Pledgor with respect to any of the Collateral will be held in trust for GE and promptly delivered to GE). No Collateral is held in a securities account. TPI is not an investment company and has not expressly elected to have membership interests in TPI treated as securities governed by Article 8 of the UCC.

(e) Other. (i) The pledge together with (a) delivery of the Collateral pursuant to this Agreement or (b) the filing of appropriate UCC financing statements, will create a valid perfected security interest in the Collateral in favor of GE; and (ii) all LLC Interests are duly authorized, validly issued and fully paid.

5. Covenants.

(a) The Pledgor will not sell, assign, exchange, pledge or otherwise transfer, encumber or grant any option, warrant or other right to purchase the Collateral (except in favor of GE hereunder and except for Permitted Liens). The Pledgor will warrant and defend the rights granted herein to GE in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all other Persons, other than those holding Permitted Liens. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that GE may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable GE to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor shall provide GE with copies of all written information received from any securities intermediary of the Pledgor with respect to any Collateral.

(b) The Pledgor agrees that it will: (i) execute such additional UCC financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or appropriate by GE) and do such other acts and things, all as GE may from time to time reasonably request, as are necessary to establish and maintain a valid, perfected pledge (including without limitation, a perfected pledge by means of control) of, and security interest in, the Collateral (free of all other Liens other than Permitted Liens) to secure the payment and performance of the Liabilities; (ii) not make any change in the name or jurisdiction of organization of the Pledgor without giving GE 30 days’ prior written notice thereof; (iii) furnish GE such information concerning the Collateral as GE may from time to time reasonably request; (iv) provide GE, not less than 10 days after entering into same, a copy of each LLC

4

Agreement and any amendment or supplement to, or modification or waiver of, any term or provision of any LLC Agreement, provided that the Pledgor will not enter into any such amendment, supplement or modification, or execute any such waiver, which would adversely affect compliance by the Pledgor with its obligations hereunder or under the Guaranty; (v) upon the occurrence and during the continuance of any Default, promptly upon request of GE transfer any LLC Interest constituting Collateral into the name of any nominee or sub-agent designated by GE; and (vi) upon learning of the occurrence of any event which could reasonably be expected to cause termination and/or dissolution of TPI, notify GE in writing thereof.

5. Holding in Name of GE, etc. GE may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of GE or any nominee or sub-agent for GE, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to GE of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

6. Voting Rights, Dividends, etc. (a) Notwithstanding certain provisions of Section 5 hereof, so long as GE has not given the notice referred to in paragraph (b) below:

A. The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers with respect to TPI or other Pledged Property of the Pledgor or any part thereof for any purpose.

B. The Pledgor shall be entitled to receive and retain any and all dividends or other distributions payable in respect of the Collateral, whether paid in cash, property or otherwise by TPI.

C. GE shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and distributions which it is authorized to retain pursuant to clause (B) above.

(b) Upon notice from GE during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to Section 6(a)(A) hereof, and all rights of the Pledgor to receive and retain dividends and distributions pursuant to Section 6(a)(B) hereof, shall forthwith cease, and

5

all such rights and powers shall thereupon become vested in GE which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and distributions. Any and all money and other property paid over to or received by GE pursuant to this paragraph (b) shall be applied in accordance with the provisions hereof.

7. Additional LLC Interests. The Pledgor shall not (a) permit the issuance of (i) any additional limited liability company interests or any class of limited liability company interests of TPI, (ii) any securities convertible into, or exchangeable for, any such limited liability company interests, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such limited liability company interests or (b) enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any LLC Interest, except for any agreement evidencing or governing Permitted Liens.

8. Remedies. Whenever a Default exists, GE may exercise from time to time any rights and remedies available to it under the UCC or otherwise available to it. Without limiting the foregoing, whenever a Default exists, GE (a) may, to the fullest extent permitted by applicable law, upon at least 10 Business Days prior written notice to the Pledgor, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Other than notices required to be given pursuant to the foregoing sentence, the Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all other notices, advertisements, hearings or process of law in connection with the exercise by GE of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least 10 Business Days before such disposition. Any proceeds of any of the Collateral shall be applied by GE to the payment of Costs and Expenses, and any balance of such proceeds shall be applied by GE toward the payment of such of the Liabilities, and in such order of application, as GE may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the Pledgor or as a court of competent jurisdiction shall direct).

GE is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and

6

that GE shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

9. Acknowledgment of Control. By its signature below, the Pledgor (i) grants “control” (as defined in UCC) to GE to the extent necessary to perfect GE’s security interest in the Collateral, (ii) acknowledges that it has not previously granted “control” over the Collateral to any other Person, except for those Persons holding Permitted Liens and (iii) agrees that it will not grant any Person other than GE “control” over any Collateral, except for those Persons holding Permitted Liens.

10. General. GE shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of GE to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

No delay on the part of GE in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by GE and the Pledgor (in the case of amendments and modifications), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

All obligations of the Pledgor and all rights, powers and remedies of GE expressed herein are in addition to all other rights, powers and remedies possessed by GE, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

All notices hereunder shall be in writing (including facsimile transmission and e-mail) and shall be sent to the applicable party at its address shown underneath its signature hereto or at such other address as such party may, by written notice to the other party, have designated as its address for such purpose. Notices sent by facsimile transmission and e-mail shall be deemed to have been given when sent with confirmation of receipt; notices sent by U.S. mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received (or when delivery is refused).

7

This Agreement shall be binding upon the Pledgor and GE and their respective successors and assigns, and shall inure to the benefit of the Pledgor and GE and the successors and assigns of GE.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to GE a counterpart of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Agreement.

Any litigation based hereon or arising out of, under or in connection with this Agreement shall be handled in accordance with the relevant dispute resolution provisions of the Guaranty.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

GENERAL ELECTRIC INTERNATIONAL, INC.	LCSI HOLDING, INC.

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:
Email:	Email:

8

APPENDIX 14

SELLER ASSET STATEMENT

[...***...]

1

FIRST AMENDMENT

To

SUPPLY AGREEMENT

Between

GENERAL ELECTRIC INTERNATIONAL, INC.

And

TPI CHINA, LLC

This FIRST AMENDMENT (the “First Amendment”) to the SUPPLY AGREEMENT is entered into as of January 10, 2013 (the “Effective Date”) by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE ENERGY business, having a principal place of business at 4200 Wildwood Parkway, Atlanta, Georgia 30339, U.S.A. (“GE,” “GEE” or “Buyer”) and TPI China, LLC, a Delaware limited liability company, having a principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale Arizona, 85253 (“Seller”). GEE and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on or about January 1, 2007, GEE and Seller entered into a supply agreement (the “Supply Agreement”) for the purchase and sale of certain wind turbine rotor blades, as more specifically set forth in the Supply Agreement; and

WHEREAS, pursuant to the Supply Agreement Section 1 (b) (i), Buyer was required to place firm purchase orders in October 2012 (the “October Orders”) that would obligate Buyer to purchase a [...***...] of the Planned Capacity of Seller’s Production Facility in Taicang, China; and

WHEREAS, pursuant to the Supply Agreement Section 2 (b) (v), if Buyer failed to meet its minimum purchase quantity set forth in Section 1 (b) (i) then the price schedule of all Components delivered in 2013 pursuant to the October Orders would be increased so as to assure Seller [...***...] of Planned Capacity or, if no October Orders were placed, Buyer was required to pay to Seller on a quarterly basis in 2013, by the end of each quarter in such calendar year, a sum equal to [...***...] of Planned Capacity assuming that the Components that would have been manufactured in such year would be the same Components that were manufactured in the immediately preceding year; and

1

[...***...]

WHEREAS, Buyer and Seller have now agreed that instead of Buyer [...***...], the parties shall amend the Supply Agreement to, among other things, (i) reduce the volume of Component sets that Buyer was required to order from Seller under the October Orders for Components produced and delivered in 2013 [...***...] Component sets (or [...***...] wind turbine blades) through firm, non-cancellable POs issued to Seller by no later than January 10, 2013; (ii) provide Buyer with an option in 2013 to Order an additional [...***...] sets (or [...***...] wind turbine blades) through firm, non-cancellable POs issued to Seller by no later than March 31, 2013; and (iii) provide for a change in the pricing for such Component sets ordered by Buyer under the Supply Agreement in 2013 to [...***...] of the People’s Republic of China (RMB) per set, plus value added tax (VAT); and

WHEREAS, Buyer and Seller desire to enter into this First Amendment to amend the Supply Agreement to document the foregoing and certain other modifications to the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Defined Terms

(a) Capitalized terms used in this First Amendment shall have the meanings given to them in the Supply Agreement, unless otherwise specifically defined herein.

(b) In recognition of a corporate name change that occurred on August 8, 2008, all references to “LCSI Holding, Inc.” in the Supply Agreement shall refer to TPI Composites, Inc., except as the context otherwise requires.

(c) In recognition of a corporate name change that occurred on August 8, 2008, all references to TPI Composites, Inc. in the Supply Agreement shall refer to TPI, Inc., except as the context otherwise requires.

Section 2. Amendment to Supply Agreement.

(a) Section 1(d) of the Supply Agreement is amended by adding the following new paragraphs after the last sentence:

2

“Subject to Seller’s continuing ability to meet the agreed to delivery, quality, and technical requirements and notwithstanding any conflicting provision of this Agreement or the GEE Purchase Terms, in calendar year 2013 only, Buyer shall purchase from Seller, and Seller shall be obligated to sell to Buyer, [...***...] sets of Components (or [...***...] wind turbine blades) specified in Buyer’s [...***...] (“2013 Component Orders”) through one or more firm, non-cancellable POs placed with Seller on or before January 10, 2013. At Buyer’s option, it may place additional orders for another [...***...] sets of Components (or [...***...] wind turbine blades) specified in Buyer’s [...***...] (“2013 [...***...] Set Option”) as long as firm, non-cancellable POs for such Components are received by Seller by no later than March 31, 2013. Any further Orders for 2013 beyond the [...***...] Component sets contemplated herein will be negotiated between Buyer and Seller in good faith on a case-by-case basis. The pricing for all such 2013 Component Orders, as well as the 2013 [...***...] Set Option shall be [...***...] RMB, plus VAT, when applicable, as set forth on Appendix 2. Once placed by Buyer and accepted by Seller, all POs for 2013 Component Orders, as well as the 2013 [...***...] Set Option, shall be firm and non-cancellable.

For the avoidance of doubt, the parties agree and hereby acknowledge that the required purchase commitments set forth in Sections 1(b) through 1(d), insofar as they relate to Buyer’s obligation to place October Orders, to provide a Volume Guarantee Period, or to purchase a [...***...] of Planned Capacity, shall no longer be in effect for Components produced after production year 2012 and that the terms for 2013 Component Orders and, if applicable, the 2013 [...***...] Set Option as set forth above shall govern any such Orders placed for Components produced in 2013.

(b) Section 1(e) of the Supply Agreement is amended by deleting the current text in its entirety and replacing it with the following:

“Except as provided in Section 10(b) below, during the term of this Agreement, Seller shall not enter into any contracts that materially interfere or disrupt the 2013 Component Orders or the 2013 [...***...] Set Option as set forth above.”

(c) Sections 2(b) through 2(c) of the Supply Agreement are amended by deleting the current text in its entirety and replacing it with the following:

“Intentionally Omitted.”

(d) Section 3(a) of the Supply Agreement is amended by deleting “December 31, 2014 (the “Term”)” and replacing it with the following: “January 1, 2014 (the “Term”), at which time Buyer shall pay to Seller in one lump sum a termination fee of [...***...] USD, less any

3

outstanding Advance. The payment of the termination fee shall be Buyer’s sole obligation and Seller’s sole remedy with regard to such termination fees or any costs associated therewith and Buyer shall have no further liability to the Seller for such termination. Buyer and Seller recognize and acknowledge that the parties may engage in other business opportunities beyond January 1, 2014. In such circumstances, Buyer and Seller agree to evaluate and, if necessary, renegotiate the aforementioned termination fee, as well as the timing for Seller’s repayment of the Advance.”.

(e) Section 3(b) of the Supply Agreement is amended by deleting the current text in its entirety and replacing it with the following:

“Intentionally Omitted.”

(f) Section 4 of the Supply Agreement is amended by deleting the language “[...***...], Chief Financial Officer” and replacing it with “[...***...], General Counsel & Corporate Secretary” and by deleting “P.O. Box 367, 373 Market Street, Warren, RI 02885-0367” and replacing it with “8501 North Scottsdale Road, Suite 280, Scottsdale, AZ 85253.”

(g) Section 4 of the Supply Agreement is further amended by deleting the language “[...***...]” and “[...***...]” and replacing it with “[...***...]” and “[...***...]” respectively.

(h) Section 10(b) of the Supply Agreement is amended by adding the following paragraph after the last sentence:

“Beginning in year 2013, Buyer hereby agrees and consents to Seller adding one or more new customers in the wind energy segment to the Production Facility and Seller shall be permitted to use freely some or all of the manufacturing and storage capacity originally allocated to Buyer as of the Effective Date for such new customers provided that the manufacturing and storage capacity allocated to Buyer in fulfillment of 2013 Component Orders and, if applicable, the 2013 [...***...] Set Option, remains unchanged and adding any such new customers does not otherwise interfere with Seller’s performance of its obligations hereunder”

(i) Appendix 2 of the Supply Agreement is amended by adding the following paragraph after the last sentence:

“For 2013 Component Orders and, if applicable, the 2013 [...***...] Set Option only, the price shall be [...***...] RMB per set, plus VAT. The currency exchange rate for the exportation of any Components that are part of the 2013 Component Orders and/or the 2013 [...***...] Set Option will be determined based on the Bank of China’s then existing currency exchange rate at the time Seller acknowledges the POs for such Orders.”

4

(j) Appendix 4 of the Supply Agreement is amended by deleting the table in its entirety and replacing it with the following:

Intentionally Omitted.

Section 3. Reference to and Effect on the Supply Agreement.

(a) On and after the Effective Date of this First Amendment, each reference in the Supply Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Supply Agreement shall mean and be a reference to the Supply Agreement, as amended by this First Amendment.

(b) The Supply Agreement, including all of the Parties’ obligations thereunder that arose prior to the Effective Date of this First Amendment, are and shall continue to be in full force and effect, except as modified by this First Amendment, and are hereby in all respects ratified and confirmed.

Section 4. Removal of Tooling for Two [...***...] Molds.

Within [...***...] of the Effective Date of this First Amendment, [...***...], at which point Seller will package and arrange for the shipment of such Molds to a location designated by Buyer.

Section 5. Governing Law. This First Amendment shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this First Amendment that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York.

Section 6. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this First Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by their respective authorized representatives as of the date first written above.

5

GENERAL ELECTRIC INTERNATIONAL, INC. through its GE Energy business		TPI CHINA, LLC INC.

By:	[...***...]	By:	[...***...]
Name:	[...***...]	Name:	[...***...]
Title:	[...***...]	Title:	[...***...]

Date:	January 23, 2013	Date:	January 10, 2013

6

SECOND AMENDMENT To

SUPPLY AGREEMENT Between

GENERAL ELECTRIC INTERNATIONAL, INC.

And

TPI CHINA, LLC

This SECOND AMENDMENT (the “Second Amendment”) to the SUPPLY AGREEMENT, as amended, is entered into as of May 13, 2013 (the “Effective Date”) by and between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE POWER & WATER business, formerly known as GE ENERGY business, having a principal place of business at 1 River Road, Schenectady, NY 12345 (“GEII” or “Buyer”) and TPI China, LLC, a Delaware limited liability company, having a principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale Arizona, 85253 (“Seller”). GEII and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on or about January 1, 2007, GEII and Seller entered into a supply agreement (the “Supply Agreement”) for the purchase and sale of certain wind turbine rotor blades, as more specifically set forth in the Supply Agreement; and

WHEREAS, on or about January 10, 2013, Buyer and Seller executed a First Amendment to the Supply Agreement; and

WHEREAS, Buyer and Seller desire to enter into this Second Amendment to further amend the Supply Agreement and to make certain other modifications to the First Amendment to the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Defined Terms

(a) Capitalized terms used in this Second Amendment shall have the same meanings given to them in the Supply Agreement and in the First Amendment to the Supply Agreement, unless otherwise specifically defined herein.

Section 2. Amendments to Supply Agreement and First Amendment.

(a) Section 1 (d) of the Supply Agreement, as previously amended is further amended by deleting the last two paragraphs added by the First Amendment in their entirety and replacing them with the following:

“Subject to Seller’s continuing ability to meet the agreed to delivery, quality, and technical requirements and notwithstanding any conflicting provision of this Agreement or the GEII Purchase Terms, in calendar year 2013 only, Buyer shall purchase from Seller, and Seller shall be obligated to sell to Buyer, [...***...] sets of Components (or [...***...] wind turbine blades) specified in Buyer’s [...***...] Component Orders”) through one or more firm, non-cancellable POs placed with Seller on or before January 10, 2013. At Buyer’s option, it may place additional orders for [...***...] sets of Components (or [...***...] wind turbine blades) specified in Buyer’s drawing number [...***...] Option”) as long as firm, non-cancellable POs for such Components are received by Seller by no later than [...***...] provided, however, that not more than [...***...] sets of Components (or [...***...] wind turbine blades) of such 2013 [...***...] Option may be purchased by firm, non-cancellable POs that are received by Seller after [...***...]. The pricing for all such 2013 [...***...] Component Orders, as well as the 2013 [...***...] Option shall be [...***...], plus VAT, when applicable, as set forth on Appendix 2. Once placed by Buyer and accepted by Seller, all POs for 2013 [...***...] Component Orders, as well as the 2013 [...***...] Option, shall be firm and non-cancellable.

For the avoidance of doubt, the parties agree and hereby acknowledge that the required purchase commitments set forth in Sections 1(b) through 1(d), insofar as they relate to Buyer’s obligation to place October Orders, to provide a Volume Guarantee Period, or to purchase a minimum number of Components equal to at [...***...] of Planned Capacity, shall no longer be in effect for Components produced after production year 2012 and that the terms for 2013 [...***...] Component Orders and, if applicable, the 2013 [...***...] Option as set forth above shall govern any such Orders placed for Components produced in 2013.”

(b) Section 1(e) of the Supply Agreement, as previously amended, is further amended by deleting the current text in its entirety and replacing it with the following:

2

“(e) [...***...] Meter Components. Subject to Seller’s continuing ability to meet agreed to delivery, quality and technical requirements and notwithstanding any conflicting provision of this Agreement or the GEII Purchase Terms, Buyer shall be obligated to purchase from Seller, and subject to the terms herein, Seller shall be obligated to sell to Buyer the following minimum number of Component sets specified in [...***...] Components”):

Year	Minimum Volume
[...***...]	[...***...]
[...***...]	[...***...]
[...***...]	[...***...]

At Buyer’s option, it may also place additional orders for [...***...] Components in years [...***...], and subject to the terms herein and as long as firm, non-cancellable POs for such [...***...] Components are received by Seller as outlined below, Seller shall be obligated to sell to Buyer:

1)	Up to an additional [...***...] sets of [...***...] Components ([...***...] total sets) in [...***...] if placed by December 31 of the prior year;

2)	Up to an additional [...***...] sets of [...***...] Components ([...***...] total sets) in [...***...] if placed by March 31 of the current year; and

3)	Up to an additional [...***...] sets of [...***...] Components ([...***...] total sets) in [...***...] if placed by June 30 of the current year.

The parties agree to consider additional orders outside the above framework on a case by case basis. Seller agrees to maintain the following capacity for Buyer in years [...***...]: 1) subject to the production capabilities of the Buyer Provided Tooling used [...***...] in the Production Facility, up to and including [...***...] sets for [...***...] Components in year [...***...]; and 2) up to and including [...***...] sets for [...***...] Components in year [...***...].

3

With regard to liquidated damages (LD) for any late deliveries of [...***...] Components produced in years 2013 through 2015, the following table shall apply, subject to the grace periods and other provisions set forth in this Agreement:

Seller LD Obligation

	2013	2014	2015
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

The projected timeline for delivery [...***...] Components to Seller in 2013 is as set forth in Appendix 5 A. It is understood and hereby agreed that any delay attributable to either the late delivery of Buyer Provided Tooling to Seller for the [...***...] Components or any performance inadequacies of such Buyer Provided Tooling shall result in an equal, ratable period of delay for the delivery of the first [...***...] Components to Buyer in 2013 provided, however, that Seller shall use commercially reasonable efforts to overcome any such delays.

Seller shall use its reasonable best efforts to become qualified to produce the volume of [...***...] Components set forth above pursuant to Buyer’s current qualification program plan (“QPP”), including with regard to any fatigue test (including static and edge fatigue) on the [...***...] fatigue test Component built in 2013 (“Fatigue Testing”). Notwithstanding any conflicting provision of this Agreement or the GEII Purchase Terms, when Seller successfully completes “FPQ” [First Piece Qualification] Buyer authorizes Seller to begin normal production of the [...***...] Components and Buyer takes delivery of such Components while Seller is completing such qualification, and Seller agrees to begin such production and sell and deliver such Components, in each case, pursuant to the terms set forth below and in the event that, prior to Seller’s qualification for [...***...] Components under the QPP, any [...***...] Component sold and delivered by Seller with Buyer’s express written authorization is found to be defective and/or otherwise not in conformity with the warranties set forth in Section 9 of Appendix 3 as a result of conditions revealed by a failure in the Fatigue Testing, Seller’s sole responsibility under Section 9 of Appendix 3 for repairing the specific defect revealed by the Fatigue Testing failure shall be for

4

the costs of inspecting, repairing and/or replacing such defective [...***...] Components that would be incurred if such [...***...] Components were located at Seller’s Production Facility and/or Storage Facility. For the avoidance of doubt, the warranties set forth in Section 9 of Appendix 3 apply to any and all other defects or non-conformities in materials and workmanship except as specifically provided in this paragraph.

The pricing for all serial production [...***...] Components produced in 2013, 2014 and 2015 shall be as set forth in Appendix 2A. The pricing for qualification Components shall be as set forth in Appendix 5C. Seller’s performance obligations with respect to the [...***...] Components described above shall only commence upon its receipt of POs from Buyer for such Components, which for 2013 shall occur [...***...] of the signing of this Agreement. Once placed by Buyer and accepted by Seller, all POs for [...***...] Components shall be firm and non-cancellable. Commensurate with its placement of [...***...] Component Orders, Buyer agrees to place a firm, non-cancellable PO for non-recurring engineering costs as set forth in Appendix 5C.

For the avoidance of doubt, the parties agree and hereby acknowledge that the required purchase commitments set forth in Sections 1(b) through 1(d), insofar as they relate to Buyer’s obligation to place October Orders, to provide a Volume Guarantee Period, or to purchase a minimum number of Components [...***...] Planned Capacity, shall no longer be in effect for Components produced after production year 2012, including the [...***...] Components described above. Rather, all such Orders for Components placed after 2012 shall be governed by the provisions set forth in Section 1(d) and this Section 1(e). All other obligations of Seller and Buyer with respect to minimum purchase commitments, Volume Guarantee Periods, to purchase a minimum number of Components [...***...] Planned Capacity and/or volume/capacity are hereby superseded and no longer in effect

(c) Section 1(f) of the Supply Agreement is amended by adding the following language to the beginning of the paragraph:

“Except as provided in Section 10(b) below, during the Term of this Agreement Seller shall not enter into any contracts that materially interfere with or disrupt the 2013 [...***...] Component Orders or, if applicable, the [...***...] Option as set forth above, nor the [...***...] qualified lines of capacity used for providing [...***...] Components to Buyer in years 2013 through 2015.”

(d) Section 2(a) of the Supply Agreement is amended by deleting the first sentence and replacing it with the following:

5

“Pricing shall be as stated in Appendix 2 and Appendix 2A, Price Schedules, and shall remain firm for the term of such Price Schedules.”

(e) Section 2(a) of the Supply Agreement is amended by deleting the fourth and fifth sentences in their entirety and replacing them with the following:

“The Payment Start Date is the later of the [...***...]. However, the Payment Start Date shall be automatically triggered [...***...] have passed from the date Buyer receives a valid invoice from Seller, regardless of whether the goods or services have been received in Buyer’s receiving system. In the case of Components ordered by Buyer’s Indian Affiliate, it is understood and hereby agreed by the parties that such Components shall be produced according to a mutually agreed, weekly build schedule as set forth in a PO for such Orders. The timing of invoicing for such Components shall coincide with the Components produced in conformance with the aforementioned build schedule that have met all GE specification requirements and are ready for shipment, at which point the Payment Start Date shall be automatically [...***...] after Buyer receives a valid invoice from Seller.”

(f) Section 3(a) of the Supply Agreement, as previously amended, is further amended by deleting the following text added by the First Amendment:

“January 1, 2014 (the Term), at which time Buyer shall pay to Seller in one lump sum a termination fee of [...***...]. The payment of the termination fee shall be Buyer’s sole obligation and Seller’s sole remedy with regard to such termination fees or any costs associated therewith and Buyer shall have no further liability to the Seller for such termination. Buyer and Seller recognize and acknowledge that the parties may engage in other business opportunities beyond January 1, 2014. In such circumstances, Buyer and Seller agree to evaluate and, if necessary, renegotiate the aforementioned termination fee, as well as the timing for Seller’s repayment of the Advance.”

and replacing it with the following:

“December 31, 2015.”

(g) Section 5(a) of the Supply Agreement is amended by deleting the first sentence of the last paragraph and replacing it with the following:

“In addition, Buyer may provide to Seller tooling, tools or capital equipment, including any Buyer furnished molds from [...***...], or other

6

suppliers, that have been determined by Buyer and Seller to be suitable for use in the Production Facility and Storage Facility (“Buyer Provided Tooling”).”

(h) Section 5(a) of the Supply Agreement is further amended by adding a new Section 5(a)(i) after the last paragraph that reads as follows:

“(i) With regard to Tooling required to produce [...***...] Components sourced from [...***...], Buyer shall provide all such Buyer Provided Tooling necessary to commence production, including POs for any required Seller Provided Tooling in accordance with, but not to exceed the pricing quoted in Appendix 5B within [...***...] of signing this Agreement, , it being understood by Buyer that Seller’s performance obligations to produce such [...***...] Components are contingent upon its timely receipt of such Buyer Provided Tooling and, if necessary, Seller Provided Tooling orders. Buyer hereby authorizes Seller to effect any repairs necessary to the Buyer Provided Tooling sourced from [...***...], including any necessary repairs to the skin mold control system, at Seller’s sole cost . Buyer also agrees to deliver any and all Buyer Provided Tooling sourced from [...***...] to Seller by no later than [...***...]. Buyer hereby agrees that all warranties to Buyer from third-party vendors for Buyer Provided Tooling shall inure to the benefit of Seller. Any delays in the delivery of the Buyer Provided Tooling required for [...***...] Component production, or in the placement of POs for Seller Provided Tooling that is required in connection therewith, shall result in an equal, ratable delay in the production and delivery timeline of [...***...] Components to Seller in 2013 and 2014 as set forth in Appendix 5A, provided that Seller shall use commercially reasonable efforts to overcome any such delays.

With regard to any Buyer Provided Tooling , Seller and Buyer agree that in the event that the first [...***...] sets of [...***...] Components made from such Buyer Provided Tooling evidence any challenges or issues with the condition of such Buyer Provided Tooling, including any out of tolerance conditions, requiring Seller modifications or repairs at the Production Facility, Seller will quote such modifications or repairs and Buyer must review and agree in writing to the scope and direction of such modifications or repairs under a PO provided by Buyer prior to Seller beginning any such work. Seller will only warrant workmanship and materials associated with mutually agreed upon written modifications or repairs. If, however, the parties elect not to repair such Buyer Provided Tooling, the parties hereby agree that Seller shall have no further obligation to produce, and Buyer shall have no further obligation to purchase, [...***...] Components beyond the minimum volumes set forth in this Agreement for such [...***...] Components and that Seller, at its sole discretion, may choose to use the production space that would have been occupied by such Buyer Provided Tooling for its other customers.

7

(i) Section 5(e) of the Supply Agreement is amended by replacing the word “Molds” with the words “Seller Provided Molds” respectively.

(j) Section 5(h) of the Supply Agreement is amended by replacing the word “Molds” with the words “Seller Provided Molds” respectively.

(k) Section 10(b) of the Supply Agreement, as previously amended, is further amended by deleting the entire last paragraph that was added by the First Amendment and replacing it with the following:

“Beginning in year 2013, Buyer hereby agrees and consents to Seller adding one or more new customers in the wind energy segment to the Production Facility and Seller shall be permitted to use freely some of the manufacturing and storage capacity originally allocated to Buyer as of the Effective Date of the First Amendment for such new customers provided that the manufacturing and storage capacity allocated to Buyer in fulfillment of 2013 [...***...] Component Orders and, if applicable, the 2013 [...***...] Option, remains unchanged and adding any such new customers does not otherwise interfere with Seller’s performance of its obligations hereunder for the Term of this Agreement with regard to the [...***...] Orders. For the avoidance of doubt, it is understood and hereby acknowledged by Buyer that Seller shall only be obligated to provide storage for up to [...***...] sets of Components to Buyer at Seller’s Storage Facility beginning in year 2014.”

(l) Section 13(b) of the Supply Agreement is amended by adding the following new paragraph after the last sentence:

“For the avoidance of doubt, Seller’s liability for liquidated damages for any late deliveries of [...***...] Components produced in years 2013 through 2015 shall be determined in accordance with the following table, subject to the grace periods and other provisions set forth in this Agreement:

Seller LD Obligation

	2013	2014	2015
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

.”

(m) Appendix 2 of the Supply Agreement, as previously amended, is further amended by adding a new Appendix 2A attached hereto.

8

(n) Appendix 5 of the Supply Agreement is amended by adding a new Appendix 5A, 5B, and 5C attached hereto.

Section 3. Reference to and Effect on the Supply Agreement and the First Amendment.

(a) On and after the Effective Date of this Second Amendment, this Second Amendment shall form a part of the Supply Agreement and each reference in the Supply Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Supply Agreement shall mean and be a reference to the Supply Agreement, as amended by the First and Second Amendments.

(b) The Supply Agreement, including all of the Parties’ obligations thereunder that arose prior to the Effective Date of this Second Amendment, are and shall continue to be in full force and effect, except as modified by the First and Second Amendments, and are hereby in all respects ratified and confirmed.

Section 4. By [...***...] after signing this agreement, [...***...], at which point Seller will package and arrange for the shipment of such Molds to a location designated by Buyer or alternatively, for the usual and reasonable costs of scrapping the Mold at Buyer’s discretion. In addition, upon completion of the 2013 [...***...] Option, if applicable, Buyer will release a PO to remove or scrap the remaining [...***...] Molds at the Production Facility within [...***...] calendar days.

Section 5. Governing Law. This Second Amendment shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Second Amendment that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York.

Section 6. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Second Amendment.

9

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their respective authorized representatives as of the date first written above.

GENERAL ELECTRIC INTERNATIONAL, INC. through its GE Power & Water business		TPI CHINA, LLC INC.

By:	[...***...]	By:	[...***...]
Name:	[...***...]	Name:	[...***...]
Title:	[...***...]	Title:	[...***...]

Date:	June 6, 2013	Date:	5/13/13

10

APPENDIX 2A

TPI China [...***...] Component Pricing*

Year	Number of Sets	Price
[ ...***... ]	[...***...]	[...***...]
[ ...***... ]	[...***...]	[...***...]
[ ...***... ]	[...***...]	[...***...]

*	Prices do not reflect Value Added Tax (VAT), which shall be added to the Component price when applicable. All Components shall be built with Buyer approved materials utilized by Seller.

Commencing June 1, 2013 on the first day of each calendar quarter the [...***...] Component RMB (¥) price will be converted into Euro (€) based on the exchange rate of the European Central Bank available at http://sdw.ecb.europa.eu/browseSelection.do?DATASET=0&sfll=4&FREQ=D&sfl3=4&CURRENCY=CNY& node=2018794 and such Euro price shall remain in effect for all PO’s issued by / or Goods delivered to any Buyer European Affiliate for the duration of such calendar quarter.

Commencing June 1, 2013 on the first day of each calendar quarter the [...***...] Component RMB (¥) price will be converted into United States Dollars ($) based on the exchange rate of the Board of Governors of the Federal Reserve System available at http://www.federalreserve.gov/releases/h10/hist/ and such United States Dollar price shall remain in effect for all PO’s issued by / or Goods delivered to any Buyer United States or Indian Affiliate for the duration of such calendar quarter.

11

APPENDIX 5B

[…***…]

[…***…]

APPENDIX 5C

ATTN: […***…]

[…***…]

THIRD AMENDMENT

To

SUPPLY AGREEMENT Between

GENERAL ELECTRIC INTERNATIONAL, INC.

And

TPI CHINA, LLC

This THIRD AMENDMENT (the “Third Amendment”) to the SUPPLY AGREEMENT is dated as of January 1, 2015 (the “Effective Date”) between GENERAL ELECTRIC INTERNATIONAL, INC., a Delaware corporation, through its GE POWER & WATER business, (formerly known as GE ENERGY business), having a principal place of business at 1 River Road, Schenectady, NY 12345 (“GEII” or “Buyer”) and TPI China, LLC, a Delaware limited liability company, having a principal place of business at 8501 North Scottsdale Road, Suite 280, Scottsdale, Arizona 85253 (“Seller”). Buyer and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on or about January 1,2007, Buyer and Seller entered into a supply agreement, as amended by that First Amendment to the Supply Agreement dated effective January 10,2013 and that Second Amendment to Supply Agreement dated effective May 13, 2013 (as amended, the “Supply Agreement”) for the purchase and sale of certain wind turbine blades, as more specifically set forth in the Supply Agreement; and

WHEREAS, Buyer and Seller desire to enter into this Third Amendment to further amend the Supply Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1 Defined Terms

Capitalized terms used in this Third Amendment, shall have the meanings given to them in the Supply Agreement, unless otherwise specifically defined herein.

Section 2. Amendments to Supply Agreement.

(A) Section 1 (a) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) (i) Buyer or any of its “Affiliates” (defined below) may purchase any or all of the wind turbine blades (“Components”) listed in Appendix 2 from Seller or its subsidiary, TPI Composites (Taicang) Company Limited (the “Seller Subsidiary”), during the Term of this Agreement at the prices agreed to in this Agreement; provided, however, that any purchases of Components for export outside of China shall be made directly with Seller and any purchases of Components by a Buyer Affiliate located within China shall be made directly with the Seller Subsidiary who shall be the selling entity in such event. Accordingly, the terms and conditions of this Agreement (and any documents incorporated by reference herein) are to be applied if any of Buyer or Buyer’s Affiliates purchases Components from Seller or the Seller Subsidiary, as the case may be. Seller represents and warrants that it has the authority to bind its Seller Subsidiary and it shall be jointly and severally liable for any Orders accepted by the Seller Subsidiary. To the extent that a Buyer Affiliate places Orders with the Seller Subsidiary, Seller’s obligations hereunder shall be binding on the Seller Subsidiary and the Seller Subsidiary shall deemed to be a “Seller” under this Agreement. Notwithstanding anything herein or in the GEE Purchase Terms to the contrary, any dispute arising under an Order between Seller Subsidiary and Buyer’s China Affiliate shall be finally settled by arbitration in Beijing by the China International Economic and Trade Arbitration commission with its arbitration rules and the Order shall be governed by the laws and regulations of the People’s Republic of China.

(ii) The obligations hereunder related to Buyer’s Annual Purchase Commitment shall only apply and be binding upon Buyer and not any Buyer Affiliate(s) placing Orders; except that (1) any Components actually purchased by Buyer’s Affiliates shall be counted toward Buyer’s Annual Purchase Commitment and (2) any events which, pursuant to the terms of this Agreement, would cause a reduction in Buyer’s Annual Purchase Commitment if experienced by Buyer shall reduce Buyer’s Annual Purchase Commitment if experienced by an Affiliate. In enforcing its rights against any such Buyer Affiliate under this Agreement and any Order issued hereunder, Seller and the Seller Subsidiary shall look solely to the purchasing entity, either Buyer or the applicable Buyer Affiliate, as the case may be; provided, however, that Buyer shall use commercially reasonable efforts to help Seller receive payment by Buyer’s Affiliate to the extent that such Buyer’s Affiliate fails to pay Seller according to the terms of this Agreement. For avoidance of doubt and subject to the terms herein, Buyer has entered into this Agreement on behalf of itself and on behalf of its Affiliates to an extent that an Affiliate places an Order hereunder. Any Buyer Affiliate placing an Order shall be entitled to all of Buyer’s rights and remedies under this Agreement; provided, however, Buyer not Buyer’s Affiliate shall be the only party that can terminate this Agreement pursuant to Section 3 or assign this Agreement pursuant to Section 7. Except to the extent there is a conflict between this Agreement and an Order placed by a Buyer Affiliate whereby this Agreement shall govern pursuant to subsection (iii) below, nothing precludes a Buyer

Affiliate or the Seller Subsidiary from exercising all of its rights and remedies under an Order to which it is a party.

(iii) “Affiliate” with respect to either Buyer or Seller means any entity, including without limitation, any individual, corporation, company, partnership, limited liability company or group, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with either Buyer or Seller, as applicable; provided, however, that a fifty percent (50%) or less owned entity shall not be deemed an Affiliate of Seller. All purchases under this Agreement are subject to issuance of firm purchase orders (“POs” or “Orders”) by Buyer or Buyer’s Affiliate pursuant to GEE’s Standard Terms of Purchase (the “GEE Purchase Terms”), incorporated by reference as Appendix 3, and any agreed updates, changes and modifications to the same. All POs, acceptances and other writings or electronic communications between the parties shall be governed by this Agreement. In case of conflict, the following order of precedence will prevail: a) this Supply Agreement; b) Supply Agreement Attachments; c) individual POs; and d) drawings, specifications and related documents specifically incorporated herein by reference. The individual POs shall be concluded directly between Buyer or the relevant Affiliate of Buyer, on the one hand, and Seller or the Seller Subsidiary, on the other hand. In respect of a specific PO, references therein or in this Agreement to Buyer and Seller, respectively, shall to the extent applicable be deemed references to the specific contracting Affiliates of the parties.”

(B) Section 1 (d) of the Supply Agreement, as previously amended is hereby further amended by deleting it in its entirety and replacing it with the following:

“(d) Subject to any reductions in Buyer’s purchase commitment as provided in this Section 1, Buyer agrees to purchase during each calendar year the minimum number of Component sets for each Component specified in Appendix 2 for such calendar year (the “Annual Purchase Commitment”). In the event that (i) Buyer and Seller do not agree to extend the Term of this Agreement and (ii) Buyer intends to purchase only […***…] of […***…] Components in calendar year […***…] it shall provide Seller notice of such event by […***…] (the “[…***…] Volume Reduction Notice”). The Annual Purchase Commitment for the […***…] Components and the […***…] Components specified in Appendix 2 are each referred to herein as the “[…***…] Annual Purchase Commitment” and the “[…***…] Annual Purchase Commitment”, respectively. For the avoidance of doubt, the parties agree and hereby acknowledge that the required purchase commitments set forth in Section 1 (b), insofar as they relate to Buyer’s obligation to provide a Volume Guarantee Period or to purchase at least […***…] of the Planned Capacity are no longer in effect. Commencing in calendar year […***…] and for each calendar year thereafter Buyer shall issue a PO or POs to Seller on or before […***…] for its entire forecasted purchase for the following calendar year of (i) […***…] Components (“[…***…] Orders’) and (ii) […***…] Components (“[…***…] Orders”). Subject to the terms of this Section 1(d), Buyer shall have the right to increase the number of […***…] Components ordered in calendar years […***…] and […***…] by submitting additional POs’ by […***…] in the prior calendar year (“[…***…] Orders”) and by […***…] in the current calendar year (“[…***…] Orders”); provided, that, the […***…] Orders in each calendar year are equal to or greater than the […***…] Annual Purchase Commitment for such calendar year (the “ […***…] Minimum Orders”). In such event, Buyer shall have the right to increase its […***…] Orders up to […***…] of Seller’s Planned Capacity when added to the […***…] Minimum Orders or if the aggregate […***…] Orders and the […***…] Orders are equal to or greater than […***…] Components place additional […***…] Orders up to […***…] of Seller’s Planned Capacity for the […***…] Components. In the event Buyer’s […***…] Orders are equal to or greater than the […***…] Minimum Orders but Buyer’s […***…] and […***…] Orders are in the aggregate less than […***…] Components, Buyer may place additional […***…] Orders up to […***…] Components for such calendar year. Commencing in calendar year […***…] and provided that Buyer has not issued a […***…] Volume Reduction Notice, Buyer shall have the right to increase the number of […***…] Components ordered by submitting additional PO’s by […***…] Orders”) up to […***…] of Seller’s Planned Capacity; provided, that, the […***…] are equal to or greater than the […***…] Annual Purchase Commitment for calendar year […***…] (the “[…***…] Minimum Orders”), or if the aggregate […***…] Orders and the […***…] Orders are equal to or greater than […***…]9 Components place additional Orders by […***…] in calendar year […***…] (“[…***…] Orders:’) up to […***…] of Seller’s Planned Capacity for the […***…] Components. In the event Buyer’s […***…] Orders are equal to or greater than the […***…] Minimum Orders but Buyer’s […***…] Orders and […***…] Orders are in the aggregate less than […***…] Components, Buyer may place additional […***…] Orders up to […***…] Components for calendar year […***…]. In the event the […***…] Orders are less than the […***…] Minimum Orders, Buyer shall not have the right to place […***…] Orders or […***…] Orders for such Component for calendar year […***…].

(C) Section 1(e) of the Supply Agreement, as previously amended, is hereby further amended by deleting it in its entirety and replacing it with the following:

“(e) Seller covenants and agrees to possess and maintain the necessary machinery, personnel and resources to sell to Buyer the volume of Components as set forth in this Section 1(e). Seller shall be obligated to sell to Buyer the number of Components sets that equal Buyer’s […***…] Annual Purchase Commitment and Buyer’s […***…] Annual Purchase Commitment in calendar year […***…]. Beginning in calendar year […***…] and during each calendar year thereafter, Seller shall be obligated to sell to Buyer the number of Component sets for each Component specified on Appendix 2 that equate to […***…] of Seller’s Planned Capacity for such Components; provided, however, that in the event that Buyer provides the […***…] Volume Reduction Notice pursuant to Section 1(d) above, Seller shall be obligated to sell to Buyer only […***…] of […***…] Components and the parties agree that Seller may use such unused capacity for its other customers in accordance with this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation to purchase in any calendar year the number of Components that equates to […***…] of Seller’s Planned Capacity for such Components to the extent that it exceeds Buyer’s Annual Purchase Commitment unless specifically ordered by Buyer hereunder.”

(D) Section 1(f) of the Supply Agreement, as previously amended, is hereby further amended by deleting the first sentence thereof in its entirety.

(E) Section 2(a) of the Supply Agreement, as previously amended, is hereby further amended by deleting reference to “Appendix 2A” in the first sentence.

(F) Section 2 of the Supply Agreement is hereby amended by adding the following Section 2(b):

“(b) Notwithstanding any provision of this Agreement to the contrary, in calendar year […***…] for […***…] Components and for […***…] Components, Buyer shall purchase from Seller and Seller shall sell to Buyer the Components at the Price Schedules set forth in Appendix 2 without any additional adjustment to the prices (other than price changes in accordance with Section 6 to the GEE Purchase Terms or as described in Appendix 2) other than the […***…]. For the remainder of the Term, the price shall be adjusted for the […***…] Components and the […***…] Components as set forth in Appendix 2. Notwithstanding anything in this Agreement to the contrary, in the event that Buyer fails to Order its […***…] Annual Purchase Commitment or its […***…] Annual Purchase Commitment in any calendar year Buyer shall issue a PO (the “Adjustment PO”) to Seller by no later than […***…] of the calendar year in which such shortfall occurs for a dollar amount as calculated herein. The dollar amount of the Adjustment PO shall be calculated by […***…] Payment by Buyer to Seller under the Adjustment PO shall satisfy all of Buyer’s obligations under this Agreement with respect to its commitment to purchase the applicable Annual Purchase Commitment during the applicable calendar year for which the Adjustment PO was issued.”

(G) Section 3(a) of the Supply Agreement, as previously amended, is hereby further amended by deleting it in its entirety and replacing it with the following:

“Unless extended or unless terminated under this Section 3, this Agreement will remain in effect until December 31, 2017 (the “Term”).”

(H) Section 4 of the Supply Agreement, as previously amended, is hereby further amended by deleting it in its entirety and replacing it with the following:

“All notices under this Agreement shall be in writing and (i) if delivered personally or by an internationally recognized overnight courier, be deemed given upon delivery; (ii) if sent by registered or certified mail, return receipt requested, be deemed given upon receipt; or (iii) if transmitted electronically, be deemed given on the date accessible electronically. Notwithstanding the foregoing, any notice under this Agreement regarding a claim, demand, breach, termination or extension of Term or assignment, shall be sent an internationally recognized overnight courier. A party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective. Notices shall be sent to the parties at the following addresses:

Buyer	Seller
ATTN: [...***...]	ATTN: […***…]
1 River Road, Building 53	8501 N. Scottsdale Rd., Suite 280
Schenectady, NY 12345	Scottsdale, AZ 85253
Telephone: [...***...]	Telephone: […***…]
[...***...]	[…***…]

(I) Section 12(a) of the Supply Agreement is hereby amended by adding the following sentence:

“Seller agrees that, after Seller commences serial production of the […***…] Component, the addition by Buyer to the […***…] Component of […***…] and other add-ons or any extension that increases the length, but not the basic airfoil shape, by […***…] or less shall […***…]”

(J) Section 12(b) of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(b) Notwithstanding the foregoing, after Seller commences production of the […***…] Component pursuant to this Agreement, if the Production Facility or Storage Facility must be further expanded or retooled due to the introduction of new blade models, then […***…]

[…***…]. For the avoidance of doubt, this Section 12(b) shall not apply to Seller’s transition to […***…] Components in accordance with Section 19 below.”

(K) The Supply Agreement is hereby amended by adding the following new Section

19:

“19.	[…***…] WIND TURBINE BLADES

Commencing on or before the end of the first quarter of […***…], Seller shall begin the production of […***…] Components and its model variations as more fully described on Appendix 2. Buyer or its Affiliate has placed POs for the purchase of two […***…] Component molds from Seller. Seller shall manufacture the […***…] Component molds to meet Buyer’s or its applicable Affiliate’s specifications and any Buyer or its Affiliate’s approved deviations as set forth on Appendix 15. The […***…] Component molds shall be purchased at the prices set forth in Appendix 5 and shall be deemed to be included as Seller Provided Tooling pursuant to Section 5. Seller warrants that the price of the […***…] Component molds do not exceed […***…] Seller further warrants that it has complied with all applicable laws in the sale of the Tooling to Buyer or its Affiliate. Notwithstanding the fact that an Affiliate of Buyer places an Order for the molds, the molds shall be deemed to be Tooling under this Agreement. In such event, Seller’s obligations under this Section 19 and Section 5 shall also apply to Buyer’s Affiliate.

(a)	Prior to serial production of the […***…] Components Seller shall become a qualified supplier of […***…] Components pursuant to Buyer’s qualification program plan (“QPP”) for such Component. The QPP includes, among other thing, static and edge fatigue testing of each Component. […***…].

(b)	Notwithstanding any conflicting provision in this Agreement, when Seller manufactures a […***…] Component that successfully meets the first piece qualification standard under the QPP, […***…]

[…***…].

(c)	If at any time during the Term, Buyer requires […***…] Components or […***…] Components in a country that at the time of the request Seller does not have manufacturing capabilities to support, Buyer may request in writing that Seller manufacture such Components (“Country Request”). Buyer’s Country Request shall specify the anticipated volume and the date required for production to commence. In the event that Seller determines that it cannot comply with Buyer’s Country Request Seller agrees that Seller or its applicable Seller Affiliates shall, provide a […***…] license to Seller’s know-how and work instructions for such […***…] Components or […***…] Components to Buyer that may be sublicensed to a third party to manufacture such Components for Buyer in that country; provided, however, that Buyer shall not sublicense to […***…] or their respective affiliates. Seller shall notify Buyer within […***…] of Buyer’s Country Request of its decision regarding such request; provided however, in the event that Seller determines to move forward with such request and subsequently decides otherwise the grant of the license shall come into effect.

(d)	Buyer or its applicable Affiliate has provided Seller or its applicable Affiliate a functional specification in order to manufacture the Tooling for the […***…] Components that Buyer or Buyer’s Affiliate on its behalf has agreed to purchase under Section 19(b). All design drawings prepared by Seller or any of its Affiliates for the Tooling for the [...***...] Components will be owned by Buyer or the applicable Affiliate that provided the specification. If required, Seller and its applicable Affiliates shall execute assignments to effectuate that result. Seller will deliver all such design drawings to Buyer and its applicable Affiliate on or before […***…].

(e)	In order for the Seller to meet Buyer’s demand for […***…] Components, Seller has agreed to invest an aggregate of […***…].

[…***…] of Seller’s capital in the Production Facility and in capital equipment related to the production of the […***…] Components as more fully described on Appendix 16. The total investment shall be made on or before […***…].”

(L) The definition of Planned Capacity in Appendix 1 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Planned Capacity” means operation of the Production Facility utilizing […***…] Components and […***…] Components, in each case, operating at […***…] of full-capacity twenty-four (24) hours per day (i.e., three (3) shifts), five (5) days per week and fifty (50) weeks per year. By way of example, it is estimated that […***…] of Planned Capacity shall equal […***…] of […***…] Components and […***…] of […***…] Components. For avoidance of doubt, reference to Planned Capacity for […***…] Components and for the […***…] Components shall mean […***…] such Component operating as set forth in the preceding sentence.”

(M) Appendix 2 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 2 attached hereto as Exhibit 1 which is incorporated herein by reference.

(N) Appendix 3 of the Supply Agreement is hereby amended by adding to Section 3.2 the following sentence:

“3.2 In the event that Buyer requests Seller to deliver the goods under this Order […***…], Seller shall only charge Buyer for […***…].”

(O) Appendix 5 of the Supply Agreement is hereby amended by adding the Tooling set forth on Exhibit 2 attached hereto, which is incorporated herein by reference.

(P) Appendix 11 of the Supply Agreement is hereby amended by deleting it in its entirety and replacing it with a new Appendix 11 attached hereto as Exhibit 3. which is incorporated herein by reference.

(Q) Appendices 2A, 5B and 5C of the Supply Agreement are hereby amended by deleting each in its entirety.

(R) Notwithstanding anything in the Supply Agreement to the contrary including, without limitation Appendix 8, the Storage Facility shall provide storage for up […***…] Component sets regardless of whether those Component sets are […***…] Components or […***…] Components or a combination of both.

(S) Appendices 15, 16 and 17 are attached hereto as Exhibit 4. Exhibit 5 and Exhibit 6, respectively, and are incorporated herein by reference.

Section 3. Reference to and Effect on the Supply Agreement and the First and Second Amendments.

(A) On and after the Effective Date of this Third Amendment, each reference in the Supply Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Supply Agreement shall mean and be a reference to the Supply Agreement, as amended by this Third Amendment.

(B) The Supply Agreement, including all of the Parties’ obligations thereunder that arose prior to the Effective Date of this Third Amendment, are and shall continue to be in full force and effect, except as modified by the Third Amendment, are hereby in all respects ratified and confirmed.

Section 4. Governing Law. This Third Amendment shall be governed by New York law, excluding its conflict of laws rules. All disputes relating to this Third Amendment that cannot be resolved by negotiation shall be resolved by litigation in the state or federal courts of New York.

Section 5. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Third Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their respective authorized representatives as of the date written below but effective as of the Effective Date.

GENERAL ELECTRIC	TPI CHINA, LLC
INTERNATIONAL, INC.,
through its GE Power & Water business

[...***...]

EXHIBIT 1

Appendix 2

Description and Price

Description of Components

For purposes of this Agreement, the term Component shall refer to, as applicable: (i) the “[…***…] Component”, which shall mean the different […***…] Components specified in the table below by part number and description and (ii) the “[…***…] Component,” which shall mean the different […***…] Components specified in the table below by part number and description; in each case, as further described in the specifications previously delivered to the Seller which specifications may be changed by Buyer and agreed to by Seller from time to time. For avoidance of doubt, when the term Component(s) is used in this Agreement in reference to the quantity ordered, price per Component, Buyer’s Annual Purchase Commitment and Seller’s Planned Capacity the number referred to means three blades per Component which is also referred to herein as “sets” or “Component sets”, unless otherwise specified. The part number which is part of the description of the Component also includes Component sets but reference to a Component means one blade of those sets.

[…***…]

Price Schedules

“Price Schedules” or “Price” means the prices for the […***…] Component and for the […***…] Component for each calendar year of the Term as set forth in the Tables below, in all cases prior to the application of any sales, use, transfer value-added or similar taxes, for each Component.

The Tables below sets forth (i) the Prices, (ii) Buyer’s […***…] Annual Purchase Commitment and Buyer’s […***…] Annual Purchase Commitment, (iii) any price additions for […***…] and (iv) the prices with New Payment Terms and Prior Payment Terms.

[…***…]

[…***…]

The prices for a single […***…] Component and a […***…] Component specified for calendar year […***…] is the “Baseline Price” for calendar year […***…] for each respective Component The Baseline Price for the […***…] Component and the […***…] Component in calendar year […***…] shall also be the Price for such Component in calendar year […***…]. […***…]. The initial Baseline Price for the […***…] Component is not […***…] for calendar […***…] and each […***…] thereafter for the following calendar year during the Term.

If during the Term, the parties implement measures to reduce the cost of the […***…].

Commencing in calendar year […***…], and each calendar year during the Term thereafter, […***…], as the case may be for the prior calendar year, then the Baseline Price for each […***…] Component or […***…] Component, for the current year shall […***…]. Commencing in calendar year […***…], and each calendar year during the Term thereafter if […***…], as the case may be for the prior calendar year, then the Baseline Price for each […***…] Component or […***…] Component for the current year shall […***…].

Commencing in calendar year […***…] and each calendar year during the Term thereafter, the Baseline Price for the […***…] Component and the […***…] Component shall […***…], and (ii) if the aggregate Orders placed through […***…] for a given calendar year for the […***…] Component are […***…] for the […***…], then […***…] Component and/or […***…] Component, as the case may be, after adjusting for clause (i) in the foregoing sentence by […***…]; provided however, the […***…] shall only apply for calendar year […***…] for the […***…] Component if the […***…] for the […***…] Component is not completed by […***…]. To the extent that Buyer is entitled to the additional […***…], Buyer shall […***…].

[…***…] adjustment. The term “Baseline Price” may also be referred to in this Agreement as “Baseline Price Schedule”.

Payment Terms

Notwithstanding anything to the contrary contained in this Agreement, including without limitation Section 2 of the GEE Purchase Terms, for calendar year 2015, Buyer intends, and shall be entitled, to take an early payment discount as shown below under “New Payment Terms” for PO’s placed by Buyer’s North American Affiliates. The “New Payment Terms” shall remain in effect until […***…] at which time the payment terms shall revert to “Prior Payment Terms” unless the parties mutually decide otherwise; provided however, that in the event that Buyer’s North American Affiliate does not execute payment as intended within the applicable discount period for at least […***…] of the invoices submitted by the Seller in […***…], the payment terms shall revert to “Prior Payment Terms” in the […***…].

New Payment Terms

Buyer shall initiate payment on or before […***…] (the “[…***…] Net Due Date”). An early payment discount of […***…] shall be applied if Buyer initiates payment […***…] of the Payment Start Date.

Prior Payment Terms

Buyer shall initiate payment on or before […***…] (the “[…***…] Net Due Date”). An early payment discount of […***…] shall be applied if Buyer initiates payment within […***…] period before the […***…] Net Due Date that payment is initiated by Buyer.

EXHIBIT 2

Appendix 5 Tooling

The following Tooling is added to Appendix 5:

[…***…]

EXHIBIT 3

Appendix 11

Each applicable QPP for Components produced under this Agreement, and any revisions thereto, shall be mutually agreed upon by Buyer and Seller and submitted to GE Sourcing Quality as promptly as practicable in advance of Seller’s contemplated production of such Components

EXHIBIT 4

Appendix 15

[…***…] Mold Production Schedule and Deviations

[…***…]

Tooling Specification Exceptions

Based on:

[...***...] Rotor Blade Tooling Specification

Specification Section	Description	TPI Exception

[…***…]

Specification Section	Description	TPI Exception

[…***…]

Specification Section	Description	TPI Exception

[…***…]

EXHIBIT 5

Appendix 16

Seller Investment Schedule

Item #	Descriptions	Volumes	Unit $K without VAT	Unit VAT	Total CAPEX	VAT

[…***…]

EXHIBIT 6

Appendix 17 […***…] Component […***…]

TPI China – […***…] Blade […***…] (Page 1 of 3)

[…***…]

TPI China – […***…] Blade […***…] (Page 2 of 3)

[…***…]

TPI China – […***…] Blade […***…] (Page 3 of 3)

[…***…]

Appendix 17 […***…] Component […***…]

[…***…]

TPI China – […***…] Blade […***…] (Page 1 of 3)

[…***…]

TPI China – […***…] Blade […***…] (Page 2 of 3)

[…***…]

TPI China – […***…] Blade […***…] (Page 3 of 3)

[…***…]